ESCROW AGREEMENT



     THIS ESCROW AGREEMENT is made and entered into as of this 15th day of February, 1994 by and among:

     Price Communications Corporation, a New York corporation
(the
"Purchaser");

     Advent V Capital Company Limited Partnership, in its capacity as the Sellers' Representative under the Acquisition Agreement
(as
hereafter described) (in such capacity, the "Sellers'
Representative");

     The Equitable Life Assurance Society of the United States, Merrill Lynch Life Insurance Company, Smith Broadcasting Group, Inc., Advent V Capital Company Limited Partnership, Advent Atlantic
Capital Company Limited Partnership, Chestnut Capital
International
II Limited Partnership, Advent Industrial Capital Company Limited Partnership, TA Investors, Chestnut Street Partners, Inc. and Prudential Venture Partners (collectively the "Sellers" and each individually a "Seller"); and

     Security Trust Co., N.A., as escrow agent (the "Escrow
Agent").


                            RECITALS

     Concurrently herewith, the Purchaser has entered into a certain Securities Purchase Agreement (the "Acquisition Agreement") with the Sellers pursuant to which the Purchaser has agreed to purchase from the Sellers all of the issued and outstanding capital stock, and all rights to acquire capital stock, of Smith Acquisition Corp., a Delaware corporation (the "Company"). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Acquisition Agreement.

     The Acquisition Agreement requires the Purchaser to deposit the aggregate sum of $2,000,000 into escrow in accordance with the terms hereof; this Agreement being the "Escrow Agreement" referred to in Section 1.4 of the Acquisition Agreement.

     NOW, THEREFORE, the parties agree as follows:

          SECTION 1.  Escrow Deposits.

          (a)  The Escrow Agent acknowledges receipt of
$1,000,000
(the "Deposit") from the Purchaser.

          (b)  At Closing, Purchaser shall deliver to the Escrow
Agent $1,000,000 by wire transfer of immediately available funds
(the "Additional Escrow Deposit").  (The Deposit and the
Additional
Escrow Deposit are collectively referred to herein as the "Escrow
Amount".)

          (c) The Escrow Agent agrees to hold, administer and disburse the Escrow Amount, together with all interest and other amounts earned thereon and on all such interest and other earnings
(collectively, all such interest and earnings are referred to as "Escrow Earnings"; and the Escrow Amount and the Escrow Earnings are collectively referred to as the "Escrowed Funds") pursuant to the terms of this Agreement.

          SECTION 2.  Rights, Duties and Immunities.

          (a) Acceptance by the Escrow Agent of its duties under this Agreement is subject to the following terms and conditions, which all parties to this Agreement hereby agree shall govern and control the rights, duties and immunities of the Escrow Agent:

               (i) The Escrow Agent undertakes to perform such duties and only such duties as are expressly set forth herein;
     the Escrow Agent shall not be liable except for the performance of such duties and obligations as are expressly set forth herein; and the Escrow Agent shall not be deemed to
     have any knowledge of or responsibility for the terms of any other agreement between or among the Sellers and the Purchaser, including, without limitation, the Acquisition Agreement.

               (ii) The Escrow Agent shall not be responsible in any manner whatsoever for any failure or inability of the Sellers, the Purchaser, or of anyone else, to deliver moneys to the Escrow Agent or otherwise to honor any of the provisions of this Agreement, the Acquisition Agreement or any
     other Transaction Document.

               (iii) The Sellers' Representative (for and on behalf of the Sellers) and the Purchaser shall, within ten
     (10) days following demand, reimburse and indemnify the Escrow
     Agent for, and hold it harmless from and against, any loss, liability or expense, including but not limited to reasonable
     counsel fees, arising out of or in connection with its acceptance of, or the performance of its duties and obligations under this Agreement, except for losses, liabilities and expenses caused by the bad faith, willful misconduct or gross negligence of the Escrow Agent. Such expenses shall be borne equally by the Sellers'
Representative
     (for and on behalf of the Sellers) and the Purchaser.
Without
     limiting the foregoing exculpation of the Escrow Agent, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith in accordance with the terms hereof, including, without limitation, any liability for any delays not resulting from its bad faith, willful misconduct or gross
     negligence or any loss of interest incident to any such delays.

               (iv) The Escrow Agent shall be fully protected in acting on and relying upon any written notice, direction, request, waiver, consent, receipt or other paper or document which the Escrow Agent believes in good faith to have been signed or presented by the proper party or parties.

              (v) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted
    by it in good faith or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except its own bad faith, willful misconduct or gross
    negligence.

              (vi) The Escrow Agent may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its
    duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of
    such counsel.

              (vii) The Escrow Agent makes no representation as to
    the validity, value, genuineness or collectibility of any security, document or instrument held by or delivered to it.

         (b) If a controversy or dispute arises between one or more of the parties hereto, or between any of the parties hereto and any person not a party hereto, as to whether or not or to whom the Escrow Agent shall deliver the Escrowed Funds or any portion thereof or as to any other matter arising out of or relating to the
Escrowed Funds or this Agreement, the Escrow Agent shall, in its sole discretion, have the right to (but shall not be obligated to), commence interpleader or similar actions or proceedings for determination of such controversy or dispute; provided, however, in no event shall the Escrow Agent commence any interpleader or similar action or proceeding if such controversy or dispute shall have been settled pursuant to a written agreement among the parties to such controversy or dispute or a final, non-appealable judgment shall have been entered by a court of competent jurisdiction determining the rights of the parties to such controversy or dispute.

         (c) The Escrow Agent shall be entitled to receive an annual administration fee of $1,525, payable in advance on each anniversary of the date hereof. In addition, the Escrow Agent shall also be entitled to reimbursement of any other reasonable fees and expenses, including out-of-pocket costs and expenses and reasonable attorney's fees incurred by the Escrow Agent hereunder.
The Sellers and the Purchaser shall each be responsible for one-half of such fees and expenses.

         SECTION 3. Investment of Escrowed Funds; Earnings. Escrowed Funds which are not disbursed by the Escrow Agent shall be invested by the Escrow Agent (i) in certificates of deposit with a maturity of no longer than one (1) month issued by any bank organized under the laws of the United States (including the Escrow
Agent) with capital and surplus of at least $500,000,000 or (ii) in an insured money market account, including such account of the Escrow Agent or an affiliate thereof.

         SECTION 4. Release of Escrowed Funds. The Escrow Agent shall disburse the Escrowed Funds as follows:

         (a) The Escrow Agent shall disburse to the Purchaser on the date designated in a writing signed by both the Purchaser and the Sellers' Representative as being the "Closing Date" (the "Closing Date") the Escrow Earnings as of such Closing Date.

         (b)  If the Escrow Agent at any time prior to the
Closing
Date receives written notice signed by the Sellers'
Representative
stating that the Sellers are entitled to receive the Escrowed
Funds
pursuant to Section 1.4 of the Acquisition Agreement, the Escrow Agent shall deliver or mail a copy thereof to the Purchaser (in accordance with Section 8 hereof) and, unless the Escrow Agent receives a written notice of objection from the Purchaser within 10 business days after the day the copy of such notice from the Sellers' Representative is deemed given to the Purchaser in accordance with Section 8 hereof, the Escrow Agent shall disburse the Escrowed Funds to the Sellers' Representative. If the Escrow Agent so receives a written notice of objection from the Purchaser, the Escrow Agent shall continue to hold the Escrowed Funds until it shall have received (i) instructions signed by both the Sellers' Representative and the Purchaser, (ii) a final, non-appealable judgment of a court of competent jurisdiction enforcing an arbitration award rendered in accordance with Section 25 of the Acquisition Agreement or (iii) a final, non-appealable judgment of a court of competent jurisdiction declaring the respective rights of the Sellers and the Purchaser with respect to the Escrowed Funds
(any such instructions, award or judgment being referred to as a "Resolution Notice"), in which case the Escrow Agent shall disburse the Escrowed Funds in accordance with such instructions, award or judgment.


         (c) If the Escrow Agent at any time prior to the Closing
Date receives written notice signed by the Purchaser stating that the Purchaser is entitled to the Escrowed Funds or a portion thereof, the Escrow Agent shall deliver or mail a copy thereof (in accordance with Section 8 hereof) to the Sellers' Representative and, unless the Escrow Agent has received a written notice of objection from the Sellers' Representative within 10 business days after the day the copy of such notice from the Purchaser is deemed given to the Sellers' Representative in accordance with Section 8 hereof, the Escrow Agent shall disburse the Escrowed Funds or the requested portion thereof, as the case may be, to the Purchaser. If the Escrow Agent so receives a written notice of objection from the Sellers' Representative, the Escrow Agent shall continue to hold the Escrowed Funds until it shall have received a Resolution Notice, in which case the Escrow Agent shall disburse the Escrowed
Funds in accordance with such Resolution Notice.

         (d) (i) If the Escrow Agent at any time after the Closing Date receives written notice from the Purchaser that the Purchaser is entitled to receive all or any portion of theEscrowed
Funds pursuant to Section 10 of the Acquisition Agreement (a "Notice of Claim"), the Escrow Agent shall give a copy thereof to the Sellers' Representative in accordance with Section 8 hereof. If on or prior to the 30th day following the date the copy of such
Notice of Claim is deemed given to the Sellers' Representative in accordance with Section 8 hereof the Escrow Agent shall not have received a notice from the Sellers' Representative disputing all or part of such claim (a "Dispute Notice"), the Escrow Agent shall disburse to the Purchaser a portion of the Escrowed Funds equal to the amount set forth in such Notice of Claim on the first business day following the end of such 30-day period.

              (ii) If the Escrow Agent shall have received a Dispute Notice within the 30-day period specified in paragraph
    (d)(i) of this Section from the Sellers' Representative with respect to any amounts which are the subject of a Notice of Claim (such amounts which are disputed being referred to as "Disputed Amounts"), the Escrow Agent shall continue to hold the Disputed Amounts as provided in paragraph (d)(iii) of this
    Section and disburse to the Purchaser the amount, if any, of the Escrowed Funds which the Purchaser has requested pursuant to a Notice of Claim and as to the disposition of which the Sellers' Representative has not disputed pursuant to a
Dispute
    Notice.

              (iii) The Escrow Agent shall continue to hold any Disputed Amounts until it shall have received a Resolution Notice, in which case the Escrow Agent shall disburse the Disputed Amount in accordance with any such Resolution
Notice.

         (e) On the first anniversary of the Closing Date (the "Final Distribution Date"), the Escrow Agent shall release to the Sellers' Representative the Escrowed Funds as it shall hold after making all transfers provided for in Sections 4(c) and 4(d); provided, however, that the Escrowed Funds remaining after such release shall not be less than the sum of (i) all then Disputed Amounts and (ii) all amounts for which Buyer has given a Notice of
Claim pursuant to Section 4(d) within 30 days prior to the Final Distribution Date and as to which the Sellers' Representative has not given a Dispute Notice as of the Final Distribution Date. Upon receipt of Resolution Notices concerning amounts withheld on the Distribution Date pursuant to the preceding sentence, the Escrow Agent shall disburse to the Purchaser from the withheld amounts the amount to which the Purchaser is entitled in accordance with such Resolution Notices, and any remaining amounts of withheld funds shall be disbursed to the Sellers' Representative.

         (f) The Escrow Agent shall disburse all or any portion of the Escrowed Funds (i) to the Purchaser in accordance with written instructions at any time received from the Sellers' Representative,
(ii) to the Sellers' Representative in accordance with written instructions at any time received from the Purchaser and (iii) in accordance with any joint written instructions received at any time from the Purchaser and the Sellers' Representative.

         For purposes of this Agreement the term "business day" means a day other than a Saturday, Sunday or legal holiday in the Commonwealth of Massachusetts or the jurisdiction wherein the Escrow Agent maintains its principal place of business.

         SECTION 5.  Termination of Escrow Agreement.  This
Agreement shall terminate upon the distribution of all amounts held by the Escrow Agent in accordance with the provisions hereof.

         SECTION 6.  Successor Escrow Agent.  (a) The Escrow
Agent
(and any successor escrow agent) may at any time resign as such by delivering the Escrowed Funds to any successor escrow agent jointly designated in writing by the Purchaser and the Sellers' Representative, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The resignation of the Escrow Agent shall take effect on the earlier of the appointment of a successor escrow agent or the day which is 30 days after the date of delivery of the Escrow Agent's written notice of resignation to the other parties hereto.
In the event that a successor escrow agent has not been appointed at the expiration of such 30-day period, the Escrow Agent's sole responsibility hereunder shall be the safekeeping of the Escrowed Funds and to disburse such amount in accordance with the instructions signed by the Purchaser and the Sellers' Representative or as any court of competent jurisdiction may order.

         (b) If the Escrow Agent receives a written notice signed by the Sellers' Representative and the Purchaser stating that they have selected another escrow agent, any portion of the Escrowed Funds invested by the Escrow Agent shall be promptly liquidated, and the Escrow Agent shall deliver the Escrowed Funds to the successor escrow agent named in the aforesaid notice within 10 days of its receipt of such notice.

         SECTION 7. Construction. This Agreement shall take effect as a sealed instrument and be construed under and governed by and enforced in accordance with the laws of the jurisdiction wherein the Escrow Agent maintains its principal place of business.

         SECTION 8. Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be mailed by first class, registered or certified mail, postage prepaid, or sent via overnight courier service, or delivered personally or sent by facsimile machine:

    Escrow Agent:         Security Trust Co., N.A.
                          730 Fifteenth Street, N.W.
                          Mail Stop No. DC1-703-01-04
                          Washington, D.C.  20013
                          Attention:  Sharon Watkins
                          Facsimile No.:  (202) 624-1006

    If to the Purchasers: Mr. Robert Price
                          Price Communications Corporation
                          45 Rockefeller Plaza
                          Suite 3201
                          New York, New York  10020
                          Facsimile:  (212) 397-3755

    with a copy to:       Peter G. Samuels, Esq.
                          Proskauer Rose Goetz & Mendelsohn
                          1585 Broadway
                          New York, New York  10036
                          Facsimile:  (212) 969-2900

    If to the Sellers'    Advent V Capital Company Limited
    Representative:       Partnership
                          c/o Mr. Stephen F. Gormley
                          Media/Communications Partners
                          75 State Street, Suite 2500
                          Boston, Massachusetts  02109
                          Facsimile:  (617) 345-7201

    and a copy to:        Stephen O. Meredith, Esq.
                          Edwards & Angell
                          101 Federal Street
                          Boston, Massachusetts  02110
                          Facsimile:  (617) 439-4170

or to such other address of which the addressee shall have notified the sender in writing. Notices mailed in accordance with this section shall be deemed given the third day after they are mailed, notices sent by overnight courier service shall be deemed given on the next business day after they are placed in the hands of a representative of such service and notices sent by facsimile machine shall be deemed given when sent if sent between 9 a.m. and
5 p.m. Boston time or the next business day thereafter if sent after 5 p.m. Boston time.

         SECTION 9. Headings. The headings of the paragraphs of this Agreement are inserted as a matter of convenience and for reference purposes only, are of no binding effect, and in no respect define, limit or describe the scope of this Agreement or the intent of any paragraph.

         SECTION 10.  Counterparts.  This Agreement may be
executed
in any number of counterparts hereof, and by the different parties hereto on separate counterparts hereof, each of which shall be deemed to be an original and all of which together constitute one and the same agreement.

         SECTION 11. Entire Agreement. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, supersedes all prior negotiations between the parties, and can be amended, modified, supplemented, extended, terminated, discharged or changed only by an agreement in writing which makes specific reference to this Agreement and which is signed by the party intended to be bound thereby.

         SECTION 12. Tax Reporting. For tax reporting purposes, Escrow Earnings accruing on the Deposit prior to the Closing Date shall be deemed to be earned for the account of the Purchaser and Escrow Earnings accruing on the Escrow Amount after the Closing Date shall be deemed to be earned for the account of the Sellers, as their interests may appear.

         SECTION 13. Legal Fees. In the event of any dispute between the Purchaser and the Sellers or the Sellers' Representative with respect to their respective rights to the Escrowed Funds under the Acquisition Agreement, the prevailing party or parties shall be entitled to recover from the non-prevailing party or parties all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by the prevailing party or parties in connection with the enforcement of its rights to the Escrowed Funds under the Acquisition Agreement.

         SECTION 14. Severability. Any provision of this Agreement which may be determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without validating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.


    IN WITNESS WHEREOF, the undersigned have executed this Escrow
Agreement as of the date first written above.

                             PRICE COMMUNICATIONS CORPORATION



                             By:
                                President

                             ADVENT V CAPITAL COMPANY
                             LIMITED PARTNERSHIP
                             (in its capacity as the Sellers'
                             Representative under the Acquisition
                             Agreement, and not personally)



                             By:
                                Stephen F. Gormley, Duly
                                Authorized Agent

                             ADVENT V CAPITAL COMPANY LIMITED
                             PARTNERSHIP, ADVENT ATLANTIC CAPITAL
                             COMPANY LIMITED PARTNERSHIP,
CHESTNUT
                             CAPITAL INTERNATIONAL II LIMITED
                             PARTNERSHIP, ADVENT INDUSTRIAL
                             CAPITAL COMPANY LIMITED PARTNERSHIP,
                             TA INVESTORS AND CHESTNUT STREET
                             PARTNERS, INC.


                             By:
                                Stephen F. Gormley,
                                Authorized Signatory

                             PRUDENTIAL VENTURE PARTNERS


                             By:
                                Title:


                             SMITH BROADCASTING GROUP, INC.


                             By:
                                Robert N. Smith, President


                             THE EQUITABLE LIFE ASSURANCE
                             SOCIETY OF THE UNITED STATES


                             By:
                                Title:


                             MERRILL LYNCH LIFE INSURANCE
                             COMPANY


                             By:
                                Title:


                             SECURITY TRUST CO., N.A.



                             By:

                  SECURITIES PURCHASE AGREEMENT


                             between


               Stockholders and Warrant Holders of

                     SMITH ACQUISITION CORP.


                               and


                Price Communications Corporation


                  dated as of February 15, 1994

                  SECURITIES PURCHASE AGREEMENT

                        TABLE OF CONTENTS

                                                            Page

INDEX TO CERTAIN DEFINITIONS. . . . . . . . . . . . . . .    vi

RECITALS. . . . . . . . . . . . . . . . . . . . . . . . .     1

SECTION 1.  Purchase and Sale of Securities . . . . . . .     2

    1.1  Purchase and Sale of Securities. . . . . . . . .     2
    1.2  Purchase Price . . . . . . . . . . . . . . . . .     2
    1.3  Delivery of Securities . . . . . . . . . . . . .     4
    1.4  Payment of Purchase Price. . . . . . . . . . . .     4
    1.5  Discharge of Company Debt. . . . . . . . . . . .     8

SECTION 2.  Closing . . . . . . . . . . . . . . . . . . .     8

    2.1  Closing Date; Diligent Efforts . . . . . . . . .     8
    2.2  Closing Items. . . . . . . . . . . . . . . . . .     9

SECTION 3.  Representations and Warranties of the Sellers    10

    3.1  Legal Existence; Organization; Good Standing;
           Charter Documents. . . . . . . . . . . . . . .    10
    3.2  Capitalization; Equity Ownership of the Company
           and the Subsidiary . . . . . . . . . . . . . .    11
    3.3  Financial Information. . . . . . . . . . . . . .    12
    3.4  Absence of Undisclosed Liabilities . . . . . . .    12
    3.5  Absence of Certain Changes or Events . . . . . .    13
    3.6  Tax Matters. . . . . . . . . . . . . . . . . . .    14
    3.7  Governmental Authorizations and Regulations, Etc.   16
    3.8  Litigation, Etc. . . . . . . . . . . . . . . . .    16
    3.9  Authority Relative to This Agreement, Etc. . . .    16
    3.10 Approvals, Consents, Etc.. . . . . . . . . . . .    17
    3.11 Real Properties. . . . . . . . . . . . . . . . .    18
    3.12 Tangible Personal Property and Intangibles . . .    19
    3.13 Environmental Compliance . . . . . . . . . . . .    20
    3.14 Agreements, Contracts, Leases, Etc.. . . . . . .    22
    3.15 Insurance. . . . . . . . . . . . . . . . . . . .    23
    3.16 Governmental Licenses. . . . . . . . . . . . . .    23
    3.17 ERISA. . . . . . . . . . . . . . . . . . . . . .    24
    3.18 Employees; Compensation; Labor . . . . . . . . .    26
    3.19 Bank Accounts. . . . . . . . . . . . . . . . . .    26
    3.20 Finders' and Brokers' Fees . . . . . . . . . . .    27
    3.21 Business Conducted by the Company and
           Subsidiary Only. . . . . . . . . . . . . . . .    27
    3.22 Books and Records. . . . . . . . . . . . . . . .    27
    3.23 Accounts and Notes Receivable. . . . . . . . . .    27

SECTION 4.  Representations and Warranties of the
              Purchaser . . . . . . . . . . . . . . . . .    27

    4.1  Legal Existence. . . . . . . . . . . . . . . . .    27
    4.2  Authorization, Execution and Delivery
           of This Agreement. . . . . . . . . . . . . . .    27
    4.3  Consents . . . . . . . . . . . . . . . . . . . .    28
    4.4  Finders' and Brokers' Fees . . . . . . . . . . .    28
    4.5  Qualifications . . . . . . . . . . . . . . . . .    28
    4.6  Funds. . . . . . . . . . . . . . . . . . . . . .    29
    4.7  Due Diligence. . . . . . . . . . . . . . . . . .    29
    4.8  Investment Intent. . . . . . . . . . . . . . . .    29

SECTION 5.  Events Prior to Closing . . . . . . . . . . .    29

    5.1  Obligations of the Sellers Prior to
           Closing. . . . . . . . . . . . . . . . . . . .    29
    5.2  Obligations of the Purchaser Prior
           to Closing . . . . . . . . . . . . . . . . . .    31
    5.3  Control of the Station . . . . . . . . . . . . .    32
    5.4  FCC Approval . . . . . . . . . . . . . . . . . .    32
    5.5  Hart-Scott Approval. . . . . . . . . . . . . . .    33
    5.6  Release from Securityholders Agreement . . . . .    33
    5.7  Obtaining Title Insurance. . . . . . . . . . . .    33
    5.8  Additional Environmental Assessment. . . . . . .    34

SECTION 6.  Conditions to the Purchaser's Obligations . .    35

    6.1  Opinion of Counsel for the Sellers . . . . . . .    35
    6.2  Opinion of Federal Regulatory Counsel
           for the Sellers and Counsel for the Company
           and the Subsidiary . . . . . . . . . . . . . .    35
    6.3  Representations and Warranties . . . . . . . . .    35
    6.4  Performance of This Agreement. . . . . . . . . .    35
    6.5  Compliance Certificate . . . . . . . . . . . . .    35
    6.6  FCC Final Order. . . . . . . . . . . . . . . . .    35
    6.7  Litigation . . . . . . . . . . . . . . . . . . .    36
    6.8  Hart-Scott Act . . . . . . . . . . . . . . . . .    36
    6.9  Additional Closing Items . . . . . . . . . . . .    36
    6.10 Consents . . . . . . . . . . . . . . . . . . . .    36
    6.11 Title Insurance. . . . . . . . . . . . . . . . .    36
    6.12 Purchaser's Environmental Report . . . . . . . .    38

SECTION 7.  Conditions to the Sellers' Obligation . . . .    39

    7.1  Opinion of Counsel for the Purchaser . . . . . .    39
    7.2  Representations and Warranties . . . . . . . . .    39
    7.3  Performance of This Agreement. . . . . . . . . .    39
    7.4  Compliance Certificate . . . . . . . . . . . . .    39
    7.5  FCC Final Order. . . . . . . . . . . . . . . . .    39
    7.6  Litigation . . . . . . . . . . . . . . . . . . .    39
    7.7  Hart-Scott Act . . . . . . . . . . . . . . . . .    40
    7.8  Additional Closing Items . . . . . . . . . . . .    40
    7.9  Board Resolutions. . . . . . . . . . . . . . . .    40

SECTION 8.  Sellers' Representative . . . . . . . . . . .    40

SECTION 9.  Survival of Representations and Warranties. .    40

SECTION 10.  Indemnification. . . . . . . . . . . . . . .    41

    10.1 Indemnification by the Sellers . . . . . . . . .    41
    10.2 Limitation as to Amount of Damages . . . . . . .    41
    10.3 Set Offs . . . . . . . . . . . . . . . . . . . .    42
    10.4 Notice and Settlement of Claims. . . . . . . . .    42
    10.5 Third-Party Claims . . . . . . . . . . . . . . .    43
    10.6 Tax Indemnification. . . . . . . . . . . . . . .    44

SECTION 11.  Confidentiality. . . . . . . . . . . . . . .    45

    11.1 Prior to Closing . . . . . . . . . . . . . . . .    45
    11.2 Failure to Close . . . . . . . . . . . . . . . .    45

SECTION 12.  Employment Matters . . . . . . . . . . . . .    46

SECTION 13.  Preparation and Filing of Returns;
               Payment of Taxes . . . . . . . . . . . . .    47

    13.1 Preparation and Filing of Returns. . . . . . . .    47
    13.2 Allocation of Tax Liability. . . . . . . . . . .    48
    13.3 Cooperation and Exchange of Information;
           Proceedings. . . . . . . . . . . . . . . . . .    48
    13.4 Tax Withholding Certificates . . . . . . . . . .    50
    13.5 Miscellaneous Tax Matters. . . . . . . . . . . .    50
    13.6 Tax Definitions. . . . . . . . . . . . . . . . .    50

SECTION 14.  Notices. . . . . . . . . . . . . . . . . . .    51

SECTION 15.  Third Party Rights . . . . . . . . . . . . .    52

SECTION 16.  Parties in Interest; Assignment. . . . . . .    52

SECTION 17.  Construction; Governing Law. . . . . . . . .    52

SECTION 18.  Entire Agreement; Amendment and Waiver . . .    52

SECTION 19.  Severability . . . . . . . . . . . . . . . .    53

SECTION 20.  Counterparts . . . . . . . . . . . . . . . .    53

SECTION 21.  Expenses . . . . . . . . . . . . . . . . . .    53

SECTION 22.  Schedules and Exhibits . . . . . . . . . . .    53

SECTION 23.  Termination. . . . . . . . . . . . . . . . .    53

SECTION 24.  Remedies . . . . . . . . . . . . . . . . . .    54

SECTION 25.  Nature of Obligations. . . . . . . . . . . .    55

SECTION 26.  Dispute Resolution; Judicial Proceedings;
               WAIVER OF JURY TRIAL . . . . . . . . . . .    55

SECTION 27.  Further Assurances . . . . . . . . . . . . .    56

SECTION 28.  Noncompetition . . . . . . . . . . . . . . .    56

SECTION 29.  Accounts Receivable. . . . . . . . . . . . .    57

                     EXHIBITS and SCHEDULES



Exhibit A

Exhibit 6.5

Schedule 1.2(d)

Schedule 1.2(a)(ii)

Schedule 3.1

Schedule 3.2(a)

Schedule 3.2(b)

Schedule 3.3

Schedule 3.4

Schedule 3.5

Schedule 3.6

Schedule 3.8

Schedule 3.10

Schedule 3.11

Schedule 3.12(a)

Schedule 2.12(b)

Schedule 3.13

Schedule 2.12(c)

Schedule 3.14

Schedule 3.15
Escrow Agreement

Sellers' Compliance Certificate

Calculation of Cash Flow

Company Debt

Charter Documents

Capitalization of the Company

Capitalization of the Subsidiary

Financial Statements

Absence of Undisclosed Liabilities

Subsequent Events

Tax Matters

Litigation

Required Consents

Real Property

Tangible Property

Liens

Environmental Compliance

CERCLA Notice

Contracts

Insurance
Schedule 3.16

Schedule 3.17

Schedule 3.19
FCC Licenses

Company Benefit Plans

Bank Accounts
                  INDEX TO CERTAIN DEFINITIONS

    The following terms are defined in the provisions of this Agreement indicated below:

    Defined Term                            Defined in

    AAA                                     Section 1.4(f)
    AAA Rules                               Section 26(a)
    ABC                                     Section 5.2(d)
    Additional Escrow Deposit               Section 1.4(b)
    Arbiter                                 Section 1.4(f)
    Barter Agreements                       Section 5.1(g)
    Base Price                              Section 1.2
    Cash Flow                               Section 1.2(d)
    Cash Flow Adjustment                    Section 1.2(d)
    CERCLA                                  Section 3.13(c)
    Class A Stock                           Recitals
    Class B Stock                           Recitals
    Class C Stock                           Recitals
    Closing                                 Section 2.1
    Closing Date                            Section 2.1
    Closing Date Balance Sheet              Section 1.4(g)
    Closing Date Cash Flow Adjustment
     Estimate                               Section 1.4(e)
    Closing Date Working Capital            Section 1.4(g)
    Closing Date Working Capital Estimate   Section 1.4(d)
    Closing Receivables                     Section 29
    Code                                    Section 13.6
    Collection Period                       Section 29
    Communications Act                      Section 3.7
    Company                                 Recitals
    Company Benefit Plans                   Section 3.17(j)
    Company Debt                            Section 1.2
    Contracts                               Section 3.14
    Damages                                 Section 10.1
    Deposit                                 Section 1.4(a)
    Deposit Amount                          Section 1.4(a)
    Disposition Bonus                       Section 1.4(d)
    Employees                               Section 12
    Environmental Condition                 Section 3.13(f)
    Environmental Law                       Section 5.2(f)
    Environmental Report                    Section 3.13(a)
    Escrow Agent                            Section 1.4(a)
    Escrow Agreement                        Section 1.4(a)
    FCC                                     Section 3.7
    FCC Approvals                           Section 2.1
    FCC Licenses                            Section 3.16
    Final Order                             Section 6.6
    Financial Statements                    Section 3.3(a)
    Hart-Scott Act                          Section 2.1
    Indemnification Obligation              Section 10.1
    Indemnification Period                  Section 9
    Indemnity Escrow Amount                 Section 1.4(c)
    Intangibles                             Section 3.12(b)
    IRS                                     Section 3.6
    Leased Real Property                    Section 3.11
    Leases                                  Section 3.11
    Liability Cap                           Section 10.2(b)
    Liens                                   Section 3.11(b)(i)
    Overlap Period                          Section 13.6
    Owned Real Property                     Section 3.11
    Permits                                 Section 3.16
    Post-Closing Tax Period                 Section 13.6
    Pre-Closing Tax Period                  Section 13.6
    Pro Rata Share                          Section 10.2
    Proceeding                              Section 13.6
    Purchase Price                          Section 1.2
    Purchaser                               Preamble
    Purchaser's Environmental Assessment    Section 5.8(a)
    Qualified Plan                          Section 3.17(j)
    Receivables                             Section 3.23
    Receivables Collection Shortfall        Section 29
    Repairs                                 Section 23
    Returns                                 Section 13.6
    Securities                              Recitals
    Securityholders Agreement               Section 3.2(a)
    Seller/Sellers                          Preamble
    Sellers' Representative                 Section 8
    Station                                 Recitals
    Stock                                   Recitals
    Subsidiary                              Recitals
    Subsidiary Stock                        Section 3.2(a)
    Tax or Taxes                            Section 13.6
    Tax Arbitrator                          13.3(b)(iii)
    Tax Authority                           Section 13.6
    Tax Liabilities                         Section 13.6
    Tax Proceeding                          Section 13.3(b)(i)
    Tax Reserve                             Section 13.6
    Title Company                           Section 5.7
    Trailing Cash Flow                      Section 1.2(d)
    Transaction Documents                   Section 23
    Warrants                                Recitals
    Working Capital                         Section 1.2
    1993 Cash Flow                          Section 1.2(d)

                  SECURITIES PURCHASE AGREEMENT

    THIS SECURITIES PURCHASE AGREEMENT is made and entered into as of this 15th day of February, 1994 by and between:

    The Equitable Life Assurance Society of the United States ("Equitable"), Merrill Lynch Life Insurance Company ("Merrill Lynch"; and together with Equitable, the "Warrant Holders"), Smith Broadcasting Group, Inc. ("Smith"), Advent V Capital Company Limited Partnership ("Advent V"), Advent Atlantic Capital Company Limited Partnership ("Advent Atlantic"), Chestnut Capital International II Limited Partnership ("Chestnut Capital"), Advent Industrial Capital Company Limited Partnership ("Advent Industrial"), TA Investors ("TA Investors"), Chestnut Street Partners, Inc. ("Chestnut Street"; and together with Advent V, Advent Atlantic, Chestnut Capital, Advent Industrial and TA Investors, the "TA Group") and Prudential Venture Partners ("Prudential"; and together with the TA Group, the "Stockholders") (the Warrant Holders, Smith and the Stockholders are referred to collectively as the "Sellers" and each individually as a "Seller"); and

    Price Communications Corporation, a New York corporation
(the "Purchaser").

                            RECITALS:

    Smith Acquisition Corp., a Delaware corporation (the
"Company"), is owned by the Sellers as follows:

    a. The Warrant Holders own warrants (the "Warrants") to purchase 5,000 shares of the Company's Class B Non-Voting Stock
("Class B Stock");

    b.   The Stockholders own 5,000 shares of the Company's
Class A Non-Voting Stock ("Class A Stock"); and

    c.   Smith owns 100 shares of the Company's Class C Voting
Stock ("Class C Stock"; and together with Class A Stock and
Class B Stock, "Stock").

    The Stock and the Warrants held by the Sellers as described above shall, at the time the transactions contemplated hereby are consummated, constitute 100% of the issued and outstanding capital stock, and 100% of all rights to acquire capital stock, of the Company.

    The Company owns 100% of the issued and outstanding capital stock of WHTM-TV, Inc., a Pennsylvania corporation (the
"Subsidiary") which is licensed by the Federal Communications
Commission to operate television station WHTM-TV in Harrisburg, Pennsylvania (the "Station").

    Subject to the approval of the Federal Communications Commission, the Sellers desire to sell to Purchaser all of the issued and outstanding Stock and Warrants and any shares of capital stock of the Company issued upon the exercise of the Warrants on or prior to the Closing Date (the Stock, Warrants and such shares issued upon exercise of the Warrants collectively referred to as the "Securities"), and the Purchaser desires to purchase the Securities, on the terms and conditions set forth herein.

    NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

SECTION 1.  Purchase and Sale of Securities.

    1.1 Purchase and Sale of Securities. Subject to the terms and conditions hereof, on the Closing Date (as defined in Section 2), each of the Sellers shall sell, transfer, convey, assign and deliver all of the Securities owned by such Seller to the Purchaser free and clear of all Liens (as defined in Section 3.11 hereof), and the Purchaser shall purchase, acquire and accept such Securities free and clear of all Liens.

    1.2 Purchase Price. (a) In consideration of the sale, transfer, conveyance, assignment and delivery of the Securities by the Sellers to the Purchaser, the Purchaser shall pay to the Sellers an amount in the aggregate equal to the following (the "Purchase Price"):

         (i)  $41,000,000 (the "Base Price"); minus

        (ii)  an amount equal to the Company Debt on the Closing
Date; plus or minus (as the case may be)

       (iii) the Working Capital of the Company and the Subsidiary as of the Closing Date; plus or minus (as the case may be)

        (iv)  the Cash Flow Adjustment.

         (b) For purposes of this Agreement, the term "Company Debt" means the principal amount of the indebtedness described on Schedule 1.2(b) hereto plus all accrued and unpaid interest thereon and all prepayment penalties, fees and expenses relating thereto, if any, and any other indebtedness for borrowed money existing on the Closing Date.

         (c) For purposes of this Agreement, the term "Working Capital" means the current assets of the Company and the Subsidiary (other than intercompany items, assets relating to programming and film rights and licenses and assets obtained in barter) minus the current liabilities of the Company and the Subsidiary (other than intercompany items, current maturities of long-term indebtedness, accounts payable for programming and film rights and licenses and barter liabilities). For purposes of this Agreement, except for those items specifically excluded above, the "current assets" and "current liabilities" of the Company and the Subsidiary shall be calculated in accordance with generally accepted accounting principles consistent with past practice; provided, however, that the accounts receivable for purposes of calculating Working Capital shall be valued at 95% of their full value (before any allowance for doubtful accounts). If the Working Capital as of the Closing Date is a positive number, then such amount shall be added to the Base Price, and if the Working Capital as of the Closing Date is a negative number, then such amount shall be subtracted from the Base Price.

         (d) For purposes of this Agreement, the Cash Flow Adjustment shall equal the product of 7.25 multiplied by the difference between (i) $100,000 and (ii) the difference between
(x) 1993 Cash Flow and (y) Trailing Cash Flow; provided, however, if the difference between the amounts described in clauses (x) and (y) above is less than or equal to $100,000, then the Cash Flow Adjustment shall equal $0.00. If Trailing Cash Flow is greater than 1993 Cash Flow by more than $100,000, then the Cash Flow Adjustment shall be added to the Base Price, and if 1993 Cash Flow is greater than Trailing Cash Flow by more than $100,000, then the Cash Flow Adjustment shall be subtracted from the Base Price. If the Closing Date Cash Flow Adjustment Estimate is such that the Purchase Price would be increased by more than $3,500,000, then the Purchaser shall have no obligation to consummate the transactions contemplated hereby unless the Sellers shall agree that the Cash Flow Adjustment for all purposes of this Agreement shall in no event exceed $3,500,000. If the Closing Date Cash Flow Adjustment Estimate is such that the Purchase Price would be decreased by more than $3,500,000, then the Sellers shall have no obligation to consummate the transactions contemplated hereby unless the Purchaser shall agree that the Cash Flow Adjustment for all purposes of this Agreement shall in no event exceed $3,500,000. For purposes of this Agreement, the following terms are defined as follows:

         (A) "1993 Cash Flow" means the consolidated Cash Flow of the Company and the Subsidiary for the twelve months ended December 31, 1993 as derived from the Company's Audited Consolidated Statement of Operations for the year ended December 31, 1993 and computed in accordance with Schedule 1.2(d) attached hereto; and

         (B) "Trailing Cash Flow" means the consolidated Cash Flow of the Company and the Subsidiary for the twelve months ended on the last day of the most recent month prior to the Closing Date as derived from the Company's (unaudited) Consolidating Income Statements for each of such months and computed on a basis consistent with
         Schedule 1.2(d).

    1.3 Delivery of Securities. At the Closing, the Stockholders shall deliver to the Purchaser certificates evidencing 100% of the issued and outstanding Stock and the Warrant Holders shall deliver the Warrants (and any certificates evidencing stock issued upon the exercise of the Warrants prior to the Closing Date), in each case, duly endorsed, or accompanied by transfer powers duly endorsed, in blank for transfer, together with any required stock transfer stamps, affixed and cancelled at the expense of Sellers.

    1.4 Payment of Purchase Price. (a) Concurrently herewith, the Purchaser shall deliver to Security Trust Company, N.A. (the "Escrow Agent") by wire transfer of immediately available funds the sum of $1,000,000 (the "Deposit") pursuant to the Escrow Agreement of even date herewith in the form attached as Exhibit A hereto among the Purchaser, the Sellers' Representative and the Escrow Agent (the "Escrow Agreement").
If the Closing occurs, then the Sellers' Representative shall direct the Escrow Agent to disburse to the Purchaser on the Closing Date in immediately available funds all interest and other amounts earned on the Deposit. The Deposit shall continue to be held in escrow pursuant to the terms of the Escrow Agreement (collectively, the Deposit and such interest and other amounts are referred to as the "Deposit Amount"). If the Sellers terminate this Agreement in accordance with Section 23(d) and if the Purchaser does not then have the right to terminate this Agreement pursuant to the terms hereof, then Sellers shall have the right to receive the Deposit Amount at any time following such termination from the Escrow Agent upon making demand therefor. In any other case, if the Closing does not occur and this Agreement is terminated, then the Purchaser shall have the right to receive the Deposit Amount from the Escrow Agent upon making demand therefor. All disbursements of the Deposit Amount made by the Escrow Agent shall be made in accordance with the procedures and other provisions set forth in the Escrow Agreement.

         (b) At Closing, the Purchaser shall deliver by wire transfer of immediately available funds as directed by the Sellers' Representative an amount equal to (A) the Base Price less, (B) the Deposit, less (C) $1,000,000 (the "Additional Escrow Deposit"), less (D) the amount of the Company Debt on the Closing Date, plus or minus, as the case may be, (E) the Closing Date Working Capital Estimate as calculated in accordance with the provisions of paragraph (d) below, plus or minus, as the case may be, (F) the Closing Date Cash Flow Adjustment Estimate as calculated in accordance with the provisions of paragraph (e) below.

         (c) At Closing, the Purchaser shall deliver to the Escrow Agent by wire transfer of immediately available funds the Additional Escrow Deposit to be held pursuant to the Escrow Agreement. All disbursements of the Additional Escrow Deposit and the interest and earnings thereon shall be made in accordance with the procedures and other provisions set forth in the Escrow Agreement. The Deposit, the Additional Escrow Deposit and all interest and earnings on the Deposit and Additional Escrow Deposit from and after the Closing Date are collectively referred to herein as the "Indemnity Escrow Amount."

         (d) For purposes of this Agreement, the "Closing Date Working Capital Estimate" shall be the amount of the Company's and the Subsidiary's Working Capital as of the last day of the month immediately preceding the month in which the Closing occurs, less any distributions or dividends made or paid to or on behalf of the Sellers by the Company or the Subsidiary after such date, including, without limitation, the amounts paid in satisfaction of the Disposition Bonus pursuant to the Disposition Bonus Agreement referenced on Schedule 3.14 hereto (the "Disposition Bonus"). At least five (5) days prior to the Closing Date, the Sellers' Representative shall deliver to the Purchaser a schedule setting forth in reasonable detail its calculation of the Closing Date Working Capital Estimate, which calculation shall be binding on the parties for purposes of such Estimate absent manifest error.

         (e) For purposes of this Agreement, the "Closing Date Cash Flow Adjustment Estimate" shall be the Cash Flow Adjustment derived from the Company's (unaudited) Consolidating Income Statements for each month ended during the twelve month period ended on the last day of the month immediately preceding the month during which the Closing shall occur. At least five (5) days prior to the Closing Date, the Seller's Representative shall deliver to the Purchaser a schedule setting forth in reasonable detail its calculation of the Closing Date Cash Flow Adjustment Estimate, which calculation shall be binding on the parties for purposes of such Estimate absent manifest error.

         (f) The Purchaser shall deliver to the Sellers' Representative any objection it may have to the determination of the Closing Date Cash Flow Adjustment Estimate within 60 days after the Closing, specifying its objection in reasonable detail, and its calculation of the Cash Flow Adjustment. If the Seller's Representative disputes the Purchaser's calculation of the Cash Flow Adjustment, then the Sellers' Representative and the Purchaser shall in good faith attempt to resolve such dispute. If the Sellers' Representative and the Purchaser do not resolve such dispute within 90 days following the Closing Date, the Sellers' Representative and the Purchaser shall submit the matter for resolution to Ernst & Young or such other person as the Purchaser and Sellers' Representative shall mutually agree (the "Arbiter"). If Ernst & Young will not serve as Arbiter and if Purchaser and Sellers' Representative cannot agree on the selection of an alternative Arbiter, the Arbiter shall be selected by mutual agreement of the Purchaser's and the Sellers' Representative's independent certified accountants, or if they cannot agree, the Sellers' Representative and the Purchaser shall request the American Arbitration Association (the "AAA") to appoint the Arbiter, and such appointment by the Sellers' Representative's and the Purchaser's respective independent certified public accountants or the AAA, as the case may be, shall be conclusive and binding on the parties. Such determination of the Cash Flow Adjustment (and all other determinations by the Arbiter of figures provided by this Agreement to be determined by the Arbiter) shall be conclusive and binding on Sellers and Purchaser for all purposes of this Agreement absent manifest error. For assistance in making all such determinations under this Agreement, the Arbiter (if it is not itself an accountant or accounting firm) may retain such accountants as it deems appropriate, and all fees and expenses of such accountants and the Arbiter shall be borne 50% by Purchaser and 50% by Sellers; provided, however, that the Arbiter shall have the right (but not the obligation) to reapportion such fees and expenses between the Purchaser and the Sellers in accordance with its determination of the relative merits of their respective arguments with respect to the items in dispute. Promptly, but no later than 20 days after submission of the dispute to the Arbiter, the Arbiter shall determine, based solely on presentations by the Sellers' Representative and the Purchaser, and not by independent review, only those issues concerning the Cash Flow Adjustment which are in dispute and shall render a report as to the dispute and the resulting computation of the Cash Flow Adjustment, which shall be conclusive and binding on the Sellers and the Purchaser. Within five (5) business days of the determination of the Cash Flow Adjustment, whether by mutual agreement of the parties or by the Arbiter and provided there is a difference between the Closing Date Cash Flow Adjustment Estimate and the Cash Flow Adjustment so determined, (A) if the difference is such that in accordance with Section 1.2(d) the Base Price would be decreased, then the Purchaser shall be entitled to receive from the Escrow Agent a portion of the Indemnity Escrow Amount equal to such difference (and if the balance of the Indemnity Escrow Amount is less than such difference, subject to the limitations set forth in Section 10.2(b)(ii), each of the Sellers shall deliver to the Purchaser by wire transfer of immediately available funds a sum equal to its Pro Rata Share (as defined in Section 10.2) of such shortfall) or (B) if the difference is such that in accordance with Section 1.2(d) the Base Price would be increased, then the Purchaser shall deliver to the Sellers' Representative by wire transfer of immediately available funds an amount equal to such difference.

         (g) The Purchaser shall deliver to the Sellers' Representative within 60 days after the Closing a balance sheet of the Company and the Subsidiary as of the Closing Date (the "Closing Date Balance Sheet") prepared in accordance with generally accepted accounting principles on a basis consistent with prior periods. If the Seller's Representative agrees with the Closing Date Balance Sheet, then the amount of Working Capital as of the Closing Date (the "Closing Date Working Capital") shall be calculated based on the Closing Date Balance Sheet. If the Sellers' Representative disputes any item on the Closing Date Balance Sheet that is relevant to the calculation of the Closing Date Working Capital, then the Sellers' Representative and the Purchaser shall in good faith attempt to resolve any such dispute. If the Sellers' Representative and the Purchaser do not reach agreement concerning the Closing Date Working Capital within 90 days following the Closing Date, then the Sellers' Representative and the Purchaser shall submit the matter for resolution to the Arbiter. Promptly, but no later than 20 days after submission of the dispute to the Arbiter, the Arbiter shall determine, based solely on presentations by the Sellers' Representative and the Purchaser, and not by independent review, only those issues concerning the Closing Date Working Capital which are in dispute and shall render a report as to the dispute and the resulting computation of the Closing Date Working Capital, which shall be conclusive and binding upon the Sellers and the Purchaser. Within five (5) Business Days of the determination of the Closing Date Working Capital, whether by mutual agreement of the parties or by the Arbiter and provided there is a difference between the Closing Date Working Capital Estimate and the Closing Date Working Capital, (A) if the Closing Date Working Capital Estimate is greater than the Closing Date Working Capital, the Purchaser shall be entitled to receive from the Escrow Agent a portion of the Indemnity Escrow Amount equal to such difference (and if the balance of the Indemnity Escrow Amount is less than such difference, subject to the limitations set forth in
Section 10.2(b)(ii), each of the Sellers shall deliver to the Purchaser by wire transfer of immediately available funds a sum equal to its Pro Rata Share of such shortfall) or (B) if the Closing Date Working Capital is greater than the Closing Date Working Capital Estimate, the Purchaser shall deliver to the Sellers' Representative by wire transfer of immediately available funds an amount equal to such difference.

         (h) The Purchaser and its representatives shall prior to the Closing be given reasonable access to the Company's and Subsidiary's books, records and representatives during regular business hours upon reasonable notice for all purposes, including, without limitation, for the purpose of enabling the Purchaser to review the information underlying the Sellers' Representative's calculation of the Closing Date Working Capital Estimate and Closing Date Cash Flow Adjustment Estimate pursuant to paragraphs (d) and (e) of this Section. The Sellers' Representatives and its representatives shall following the Closing be given reasonable access to the Company's and the Subsidiary's books, records and representatives during regular business hours upon reasonable notice for the purpose of enabling the Sellers' Representative to (i) review the information underlying the Purchaser's calculation of the Cash Flow Adjustment and the Closing Date Balance Sheet pursuant to paragraphs (f) and (g) of this Section and (ii) monitor the Purchaser's compliance with Section 29 and confirm the amount of the Receivables Collection Shortfall, if any.

    1.5 Discharge of Company Debt. On the Closing Date, the Purchaser shall deliver to the Company immediately available funds (either by way of capital contributions or loans) in the amount of the Company Debt, and the Sellers shall cause the Company to pay and satisfy in full, all of the Company Debt, release all Liens on any of the Company's or the Subsidiary's assets or properties or capital stock and release any guarantees given by the Subsidiary with respect thereto.

SECTION 2.  Closing.

    2.1 Closing Date; Diligent Efforts. The consummation of the purchase and sale of the Securities as contemplated hereby (the "Closing") shall take place at the offices of Edwards & Angell, 101 Federal Street, Boston, Massachusetts on the later of (i) July 18, 1994 or (ii) the first business day after the later to occur of (a) the date on which the FCC approvals for the transfer of control of the Subsidiary ("FCC Approvals") shall have been received and shall have become a Final Order, or
(b) the date on which the FCC's grant of the application for renewal of the Station's license shall have been received and shall have become a Final Order, or (c) the date upon which all applicable waiting periods with respect to the sale of the Securities under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "Hart-Scott Act") shall have expired or been terminated without objection by the Federal Trade Commission or the date upon which the approval of the Department of Justice with respect to the Closing shall have been obtained pursuant to the Hart-Scott Act, or at such other time, date or place upon which the Purchaser and the Sellers' Representative shall mutually agree in writing (the date upon which the Closing occurs being referred to as the "Closing Date") but in no event shall the Closing occur during the first fifteen days of any month. The Sellers and the Purchaser covenant and agree to use their respective diligent efforts to consummate the transactions contemplated by this Agreement promptly and consistently with and subject to the foregoing.

    2.2  Closing Items.

         (a) At the Closing, concurrently with the discharge of Purchaser's closing obligations, the Sellers shall deliver, or cause to be delivered, to the Purchaser in addition to the items described in Section 1.3:

           (i) Evidence of the payment of the Disposition Bonus and the termination of (A) the Company's and the Subsidiary's rights and obligations under the Securityholders Agreement (hereafter described),
         (B) the Subsidiary's rights and obligations under the Management Agreement dated as of September 30, 1992 between the Subsidiary and Robert N. Smith, (C) the Subsidiary's rights and obligations under the Management Agreement dated as of September 30, 1992 between the Subsidiary and David A. Fitz and (D) the Company's and the Subsidiary's rights and obligations under any other agreement betwen the Company or the Subsidiary and any affiliate thereof as defined in the Securityholders Agreement (other than Section 8(b) of the Employment Agreement dated as of September 30, 1992 between the Company and John Purcell);

          (ii) written resignations, or evidence of the removal from office, of all officers and directors of the Company and the Subsidiary effective as of the Closing Date;

         (iii) the opinions of counsel and certificates required by Sections 6.1, 6.2 and 6.5 of this Agreement;

          (iv)     the consents required by Section 3.10
         (consents of third parties), including, without limitation, the consent of ABC with respect to the Affiliation Agreement relating to the Station;

           (v) the minute books and stock record books of the Company and the Subsidiary;

          (vi)     physical possession of all tangible assets;

          (vii) affidavits reasonably requested in connection with obtaining title insurance for the Owned Real
         Property as contemplated hereby;

         (viii) estoppel certificates reasonably requested with respect to Leased Real Property;

           (ix) cancelled promissory notes, UCC termination statements and release of any Guarantees given by the Subsidiary with respect to Company Debt; and

           (x)     real estate transfer tax forms, if any.

         (b) At the Closing, concurrently with the discharge of the Sellers' closing obligations, the Purchaser shall, in addition to fulfilling its obligations under Section 1.4 and
Section 1.5, deliver to the Sellers' Representative the opinion of counsel and certificates required by Sections 7.1, 7.4 and
7.9 of this Agreement.

SECTION 3. Representations and Warranties of the Sellers. Each of the Sellers hereby represents and warrants to the Purchaser as hereafter set forth in this Section 3. For all purposes of this Agreement, the existence or occurrence of any events or circumstances which constitute or cause a breach of a representation or warranty of the Sellers shall be deemed not to constitute a breach of such representation or warranty if such event or circumstance is promptly cured without any material adverse consequence to the Company, the Subsidiary or their respective assets, and said representation and warranty shall be true and correct in all material respects on the Closing Date. Except for the representations and warranties set forth in this
Section 3, the Sellers make no representation or warranty, whether express or implied, of any kind.

    3.1  Legal Existence; Organization; Good Standing; Charter
Documents.

    Such Seller has the requisite power and authority to enter into this Agreement and the other agreements contemplated by this Agreement and to consummate the transactions contemplated hereby and thereby. Each of the Company and the Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation and is qualified to do business in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, operations, assets, properties or financial condition of the Company or the Subsidiary. The Company and the Subsidiary each has the corporate power and authority to own, lease and use its properties and to transact the business in which it is engaged in the manner and in the places in which such business is now being conducted. True, correct and complete copies of the corporate charter and by-laws of each of the Company and the Subsidiary as the same are in effect on the date hereof are attached hereto as Schedule 3.1.

    3.2  Capitalization; Equity Ownership of the Company and the
Subsidiary.

         (a) The issued and outstanding capital stock of the Company, and the issued and outstanding Warrants and other rights to purchase capital stock of the Company, are as set forth on Schedule 3.2(a) hereto. All shares of Stock referenced on Schedule 3.2(a) are validly issued, fully paid and non-assessable and are owned both beneficially and of record by the Stockholders and Smith as set forth on Schedule 3.2(a). All of the Warrants are owned both beneficially and of record by the Warrant Holders as set forth on Schedule 3.2(a). Except for the Stock, the Warrants held by the Warrant Holders as set forth on
Schedule 3.2(a) and the options granted to the TA Group to acquire 50% of the issued and outstanding Class C Stock pursuant to the Securityholders Agreement dated as of September 30, 1992 among the Company, the Subsidiary, the Sellers and Robert N. Smith (the "Securityholders Agreement") (which options shall be terminated and of no further force or effect upon the occurrence of the Closing), there are no shares of capital stock or other securities of the Company issued or outstanding, held in its treasury or reserved for issuance and there are no outstanding warrants, options, contracts, puts, calls or other rights of any kind with regard to the capital stock of the Company. There are no securities issued or outstanding which are convertible into or exchangeable for any of the foregoing and there are no contracts, commitments or understandings to issue or grant any such convertible or exchangeable security. The Securities are held free and clear of all liens, pledges and encumbrances other than those listed on Schedule 3.2(a) hereof, all of which will be discharged and terminated on or before the Closing, and the Sellers have full legal right, title and authority to transfer the Securities to the Purchaser as contemplated hereby. There are no voting trusts or other contractual commitments or understandings of any kind with respect to ownership, transfer and voting of the Securities other than the Securityholders Agreement. The issued and outstanding capital stock of the Subsidiary (the "Subsidiary Stock") is as set forth on Schedule 3.2(b) hereto. The Subsidiary Stock is held free and clear of all liens, pledges and encumbrances other than those listed on
Schedule 3.2(b) hereof, all of which will be discharged and terminated on or before the Closing. All of such shares are validly issued, fully paid and non-assessable and are owned legally and beneficially by the Company. Other than the Subsidiary Stock, there are no shares of capital stock or other securities of the Subsidiary issued or outstanding, held in its treasury, or reserved for issuance and there are no outstanding warrants, options, contracts, puts, calls or other rights of any kind with regard to the Subsidiary's capital stock. There are no securities issued or outstanding which are convertible into or exchangeable for any of the foregoing and there are no contracts, commitments or understandings to issue or grant any such convertible or exchangeable security.

         (b) Neither the Company nor the Subsidiary has any direct or indirect ownership interest in or any obligation to purchase or acquire any such interest in any corporation, business trust, firm, partnership, joint venture or other entity or organization other than the Company's ownership interest in the Subsidiary.

    3.3 Financial Information. (a) The Company has furnished the Purchaser with the financial statements listed in Schedule
3.3 attached hereto (such financial statements, together with the financial statements referred to in Section 5.1(h) below, being herein referred to as the "Financial Statements"). Except as disclosed on Schedule 3.3, the Financial Statements (including in all cases the notes thereto) are or will be in accordance with the books and records of the Company and the Subsidiary and have been (or will be) prepared in accordance with generally accepted accounting principles applied on a consistent basis, and fairly present or will fairly present the financial position and results of operations of the persons to which they purport to relate as of the dates and for the periods indicated.

         (b) Neither the Company nor the Subsidiary is in default in any material respect under any agreement or instrument relating to the Company Debt. All principal and interest payments due prior to the date hereof with respect to the Company Debt have been paid in a timely manner. The Company Debt may upon the giving of notice be prepaid at any time without penalty or prepayment fees of any kind.

    3.4 Absence of Undisclosed Liabilities. Except as reflected in the Financial Statements and otherwise disclosed herein or on the Schedules hereto or contemplated hereby, and except for those incurred since December 31, 1993 in the ordinary course of business consistent with past practice (and of the kind and nature reflected in the Financial Statements listed on Schedule 3.3), neither the Company nor the Subsidiary has incurred any indebtedness or material liability (that is not covered by insurance) required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles consistently applied or the notes thereto, whether accrued, absolute, contingent or otherwise, whether due or to become due. To the Sellers' actual knowledge, there are no facts or circumstances existing on the date hereof which would be reasonably likely to result in the incurrence of any such indebtedness or material liability by the Company or the Subsidiary.

    3.5 Absence of Certain Changes or Events. Except as reflected on Schedule 3.5 or on the other Schedules hereto and as contemplated or permitted by this Agreement, since
December 31, 1993, neither the Company nor the Subsidiary has
(i) incurred or suffered any liability (whether accrued, absolute, contingent or otherwise), or, as to its property, any physical loss, damage or destruction (whether or not covered by insurance), materially and adversely affecting the properties, assets or financial condition of the Company or the Station;
(ii) declared, paid or set aside for payment any dividend or other distribution in cash, stock, or property with respect to any class of its capital stock; (iii) purchased, redeemed, sold, issued or agreed to issue any additional shares of capital stock or other securities or granted any options, warrants or other rights to purchase or to convert any obligation into shares of capital stock or other securities; (iv) except in the ordinary course of business and consistent with past practices, made or granted any increase in the compensation or benefits payable or to become payable to any of its officers, employees whose current base salary exceeds $50,000 per year, consultants or directors, or made or granted any increase in or amendments to or termination of any bonus, pension or other employee benefit plan, payment or arrangement (including any loan or other credit accommodation) made to, for or with any such officers, employees, consultants or directors, (v) entered into, amended or terminated any material commitment, contractual obligation or transaction (including borrowings, other than borrowings in the ordinary course of business from lenders with which a borrowing relationship existed on the date hereof, all of which are disclosed on Schedule 3.5) or any other commitment, contractual obligation or transaction other than in the ordinary course of business consistent with past practices; (vi) mortgaged, pledged or subjected to any lien, charge, security interest or any other encumbrance any of its assets (whether tangible or intangible) or properties having a replacement cost in excess of $50,000;
(vii) sold, assigned, transferred, conveyed, leased or otherwise disposed of, or agreed to sell, assign, transfer, convey, lease or otherwise dispose of, any of its assets, properties or material rights, except for fair consideration in the ordinary course of business; (viii) cancelled or compromised any debt or claim, or waived or released any right, except for adjustments made in the ordinary course of business which, in the aggregate, are not material; (ix) effected any change in any method of accounting or accounting practice; (x) suffered any other event or condition of any character preventing or materially impairing regular broadcast transmission by the Station in the normal and usual manner or otherwise experienced any material adverse change in the business, operations, properties, assets or financial condition of the Company or the Subsidiary;
(xi) diverted any of the Company's or the Subsidiary's assets for any purpose other than operation of the Station; (xii) taken any other action or entered into any other transaction not in the ordinary course of business; or (xiii) agreed to or knowingly permitted any of the foregoing.

    3.6 Tax Matters. (a) The Company and the Subsidiary have prepared and filed in a timely fashion with the appropriate federal, state and local authorities all Returns (as defined in Section 13) required to be filed by them with respect to the Pre-Closing Tax Periods (as defined in Section 13), which Returns were true, correct and complete in all material respects, and were prepared on a basis consistent with the Financial Statements of the Company and the Subsidiary (except as otherwise disclosed in such Financial Statements or in schedules filed with such Returns). The Company and the Subsidiary have paid all Taxes shown on such returns to be payable, or which have become due pursuant to any assessment, deficiency notice, 30-day letter or other notice received by it (except for any amounts being contested in good faith by appropriate proceedings and as to which adequate reserves have been established on the Financial Statements).

         (b) Neither the Company nor the Subsidiary has executed or filed with the Internal Revenue Service ("IRS") or any other Tax Authority (as defined in Section 13) any agreement now in effect extending the period for assessment or collection of any income or other Taxes (as defined in Section 13).
Neither the Company nor the Subsidiary is a party to any pending action or proceeding by any Tax Authority for assessment or collection of Taxes and neither the Company nor the Subsidiary has received notification that the IRS or any other applicable Tax Authority intends to commence a review or examination or has proposed an adjustment of any such Returns.

         (c) True and complete copies of all Federal and Pennsylvania income and franchise tax Returns filed by the Company and the Subsidiary for 1990, 1991 and 1992 have been previously delivered to the Purchaser or its representatives.
No extension of any statute of limitations for the assessment or collection of any Tax is currently in effect for any Tax year ending on or before December 31, 1989.

         (d)  There is no agreement or consent made under
Section 341(f) of the Code affecting the Company or the Subsidiary. There are no liens for any Tax on the assets of the Company or the Subsidiary. There are no Tax-sharing agreements to which the Company or the Subsidiary is a party. Neither the Company nor the Subsidiary has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances would obligate it to make any payments that will not be deductible under Section 280G of the Code or that will be subject to withholding under Section 4999 and 3402 of the Code. Except as reflected on the Returns referenced in subsection (c) of this Section, no Tax elections under the Code have been made that will materially adversely affect the Company or the Subsidiary after the Closing Date.

         (e) During the Pre-Closing Tax Periods, neither the Company nor the Subsidiary has been a member of an affiliated group filing a consolidated federal income Tax Return other than the group consisting solely of such corporations. The Subsidiary files a separate tax return in Pennsylvania; the Company files a separate franchise tax return in Delaware; and during the Pre-Closing Tax Periods, neither the Company nor the Subsidiary has filed a state tax return in any other jurisdiction.

         (f) During the Pre-Closing Tax Periods, except as disclosed on Schedule 3.6, neither the Company nor the Subsidiary has received any notice from any Tax Authority in a jurisdiction where either the Company or the Subsidiary does not file Tax Returns that either of such corporations is or may be subject to taxation by that jurisdiction.

         (g) Neither the Company nor the Subsidiary has undergone a change in accounting method during the Pre-Closing
Tax Periods that currently requires, or will require in the future, an adjustment to taxable income under Section 481 of the Code.

         (h) Neither the Company nor the Subsidiary is or previously during the Pre-Closing Tax Periods has been a partner in a partnership (or a holder of an interest in an entity that is treated as a partnership for tax purposes).

         (i) There is no deferred gain of the Company or the Subsidiary attributable to deferred intercompany transactions within the meaning of Section 1.1502-13 of the Treasury Regulations which occurred during the Pre-Closing Tax Periods. The Company does not have an excess loss account with respect to the stock of the Subsidiary within the meaning of Sections 1.1502-14 and 1.1502-32 of the Treasury Regulations.

         (j) Neither the Company nor the Subsidiary has undergone an ownership change within the meaning of Section 382 of the Code during the Pre-Closing Tax Periods. During the Pre-Closing Tax Periods, the Subsidiary has been the holder of the WHTM-TV FCC License, the Company has held all of the Subsidiary's capital stock and neither the Company nor the Subsidiary has merged or consolidated with any other person.

    3.7 Governmental Authorizations and Regulations, Etc. The Company, the Station and the Subsidiary are operating in compliance with all federal, state and local laws, ordinances, licenses, rules and regulations, orders, writs, decrees or judgments of any governmental authority in all material respects applicable to the operation, conduct or ownership of their business or properties, including, without limitation, the Communications Act of 1934, as amended, and the rules and regulations and policies of the Federal Communications Commission ("FCC") promulgated thereunder (collectively, the "Communications Act"). None of the Company, the Station or the Subsidiary is subject to any material adverse consequences resulting from any previous violation of any such applicable laws, ordinances, licenses, rules and regulations, orders, writs, decrees or judgments.

    3.8 Litigation, Etc. Except as set forth on Schedule 3.8 hereto, as of the date hereof, no litigation, proceeding, investigation, review, arbitration or claim, by governmental representatives or authorities or others is pending or, to the Sellers' knowledge, threatened against the Company or the Subsidiary or their respective businesses, assets or properties or the Securities. Except as disclosed on Schedule 3.8 hereto, there is no continuing order, injunction or decree of any court, arbitrator or governmental authority to which the Company or the Subsidiary is a party or by which either the Company, the Subsidiary or any of their respective assets or properties or the Securities are bound.

    3.9 Authority Relative to This Agreement, Etc. (a) The execution, delivery and performance of this Agreement and all other agreements, instruments and documents executed or delivered by such Seller or the Sellers' Representative in connection herewith and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the sale and transfer of the Securities and the appointment of the Sellers' Representative, have been duly authorized by, and this Agreement has been duly executed and delivered by, such Seller. The execution, delivery and performance of this Agreement and all other agreements, instruments and documents executed or delivered by such Seller or the Sellers' Representative in connection herewith and the consummation of the transactions contemplated hereby and thereby will not, with or without the giving of notice or the passage of time, (i) subject to obtaining the consents and approvals referred to in
Section 3.10, violate any provision of law, rule or regulation applicable to the Company or the Subsidiary, (ii) subject to the obtaining of the consents referred to in Section 3.10, conflict with, result in the breach of any provision of or the termination of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of the Company or the Subsidiary pursuant to the corporate charter or by-laws of the Company or the Subsidiary or any other material instrument, license, agreement or commitment to which the Company or the Subsidiary is a party or by which they or any of their respective assets or properties are bound; or (iii) constitute a violation of any order, judgment or decree to which the Company or the Subsidiary is a party or by which they or any of their respective assets or properties are bound.

         (b) This Agreement and all other agreements, instruments and documents executed or delivered by such Seller or the Sellers' Representative in connection herewith on behalf of such Seller (to the extent such execution and delivery is within the scope of the authorization granted to the Sellers' Representative under Section 8 hereof) constitute the legal, valid and binding obligation of such Seller, enforceable against it in accordance with its terms; subject, however, to bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally or principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law).

    3.10 Approvals, Consents, Etc. No approval, consent or authorization of, exemption by, or filing with any person not a party to this Agreement or any court or governmental authority is required to be obtained or made by such Seller, the Company or the Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby other than (i) filings under the Hart-Scott Act, (ii) the consent of the FCC to the transfer of control of the Subsidiary (iii) the grant by the FCC of the license renewal for the Station and (iv) the consent of other parties to various agreements, as set forth on Schedule 3.10 hereto.

    3.11  Real Properties.  (a)  Schedule 3.11 hereto describes
(1) all real property owned of record or beneficially by the Company and the Subsidiary (collectively, the "Owned Real Property"), and (2) all leases of real property (the "Leased Real Property") to which the Company or the Subsidiary is a party (the "Leases").

         (b)  Except as set forth on Schedule 3.11:

           (i) the Company or the Subsidiary, as the case may be, has (A) good and marketable title to the Owned Real Property, free and clear of all (w) liens, mortgages, pledges, security interests or encumbrances
         (x) leases, (y) options to purchase and (z) easements, reservations, exceptions, encumbrances, claims under bailment and storage agreements, equities, conditional sales contracts, encroachments, conditions, limitations, charges and restrictions (collectively, the items listed in clauses (w), (x), (y) and (z) are referred to as "Liens"), except for Liens, if any, for real property taxes not yet due and payable and Liens which, in the aggregate, do not materially adversely affect title to the Owned Real Property or detract materially from the value of or interfere with the present use of any of the Owned Real Property subject thereto or affected thereby or are not material to the financial position or results of operations of Company or the Subsidiary or which will be discharged on or before the Closing Date, and (B) all easements and rights, including but not limited to easements for power lines, water lines, sewers, roadways, and other means of ingress and egress, necessary to conduct the business conducted on the Owned Real Property;

          (ii) Neither the whole nor any portion of any of the Owned Real Property, or to the Sellers' knowledge the Leased Real Property, is subject to any pending condemnation or similar proceeding by any governmental authority;

         (iii) The Company and the Subsidiary have all consents, permits, licenses or certificates of occupancy pertaining to the ownership of any of the Owned Real Property or the operations conducted on any Owned Real Property and the Leased Real Property the not having of which would have a material adverse effect on business, operations or financial condition of the Company and the Subsidiary;

          (iv) Neither the Company nor the Subsidiary has received written notification specifying the existence of any violation (which has not been cured) of any building, zoning or other law, ordinance or regulation in respect of the Owned Real Property or Leased Real Property or structures thereon or the use thereof;

           (v) To such Seller's actual knowledge, no defect or condition exists on the Owned Real Property or the buildings or improvements which constitute part thereof which materially adversely impairs the current use of such Owned Real Property;

          (vi)     All Leases are in full force and effect and:

                   (A)  the Company or the Subsidiary, as the
                   case may be, is entitled to enjoy under its leases for the Leased Real Property (as to which it is lessee) and will for the term thereof be entitled to possess the right to quiet and uninterrupted possession of the Leased Real Property subject only to a performance of the lessee's obligations under the terms of the leases related thereto; and

                   (B)  neither the Company nor the Subsidiary
                   is in default thereunder in any material respect nor has the Company or the Subsidiary received any notices under the Leases which with the passage of time or giving of notice or both would constitute a default under the Leases; and

         (vii) True and complete copies of the Leases have been delivered to the Purchaser or its representative. Except for the Leases, there are no other agreements to which either the Company or the Subsidiary is a party which materially adversely affects the Company's or the Subsidiary's use of the Leased Real Property.

    3.12  Tangible Personal Property and Intangibles.
(a) Schedule 3.12(a) sets forth a list of each item of machinery, equipment, furniture, fixtures, vehicles and other tangible assets (other than real property) which are owned by the Company or the Subsidiary on the date hereof and have a book value as of December 31, 1993 in excess of $5,000. Except as set forth on Schedule 3.12(b) hereto, the Company and the Subsidiary have good title to all material items of tangible personal property reflected on the Financial Statements (except as sold or disposed of subsequent to the date thereof in the ordinary course of business and consistent with past practice), free and clear of all Liens, except for (i) Liens which are listed on Schedule 3.12(b) hereto and will be discharged on or before the Closing Date, and (ii) Liens securing obligations arising under capital leases described on Schedule 3.14 hereto which Liens will remain in effect through and following the Closing Date. All such tangible personal property and all other personal property used in the operation of the Station is in good operating condition reasonable wear and tear excepted, is suitable for the use for which it is now being used by the Company and the Subsidiary and meets the requirements of all of the FCC Licenses, the Communications Act and all other applicable laws, rules, regulations, policies and Permits relating to such property.

         (b) The Company and the Subsidiary own or license all material trademarks, trade names, service marks, copyrights, know-how, patents and applications for any of the foregoing and all computer programs, software and other intangible rights and property necessary to conduct their business in the ordinary course consistent with past practices (collectively "Intangibles").

         (c) The Real Property, the tangible personal property listed on Schedule 3.12(a) and the Intangibles constitute all of the properties and assets that are used or useful or held for use in or required for the operation of the business of the Company and the Subsidiary.

    3.13  Environmental Compliance.  (a)  Attached hereto as
Schedule 3.13 is a true and complete copy of the Phase I Environmental Site Assessment Report prepared by Environmental Strategies Corporation and dated November 8, 1993 (the "Environmental Report") conducted with respect to the Owned Real Property. The Sellers make no express or implied representation or warranty with respect to the accuracy or completeness of the Environmental Report except that the Sellers have not altered any of its conclusions or withheld any portion thereof. By commissioning the preparation of the Environmental Report and delivering it to the Purchaser, the Sellers are not undertaking, and shall have no obligation to update the Environmental Report or otherwise notify the Purchaser of any new or amended Environmental Laws (as defined in Paragraph (f) of this Section); provided, however, that the Purchaser and Purchaser's representatives shall be given reasonable access to the Owned Real Property, Leased Real Property, the Station, and any available documents or information in the Company's or the Subsidiary's possession, as requested by Purchaser or Purchaser's representative, that provide information relevant to the conduct of the Purchaser's Environmental Assessment in accordance with Section 5.8.

         (b) Neither the Company nor the Subsidiary has received any notice, directive, order or similar demand from any federal, state or local regulatory authority with jurisdiction over Environmental Laws requiring that investigation, cleanup, remedial or other action be taken at the site of any Owned Real Property or Leased Real Property, or indicating that the Company or the Subsidiary might be liable for all or part of the costs of any investigation, cleanup, remedial or other action at the site of any Owned Real Property or Leased Real Property. Except for Environmental Conditions expressly disclosed by the Environmental Report, the Sellers have no actual knowledge of any Environmental Condition the existence of which either singly or in the aggregate would have a material adverse effect on the business, operations, properties, assets or financial condition of the Company, the Subsidiary or the Station, or on any license, concession, or proprietary right of others.

         (c) Schedule 3.13(c) contains a complete list of the name and location of every site which is listed, or proposed for listing, on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Sec. 9601 et seq., or inventory of inactive hazardous waste sites maintained by any state which is currently or formerly owned, leased or occupied by the Company or the Subsidiary and with respect to which the Company, the Subsidiary or the Station has received since June 20, 1986 notice that it is considered to be a potentially responsible person.

         (d) Except for Environmental Conditions expressly disclosed by the Environmental Report, neither the Company nor the Subsidiary has caused or knowingly permitted to exist a disposal, discharge or release on or from any Owned Real Property or Leased Real Property or any assets located thereon of solid wastes, pollutants, or hazardous substances as such terms are defined by applicable Environmental Laws unless said disposal, discharge or release was pursuant to and in compliance with the conditions of a permit or authorization issued by an appropriate federal, state or local governmental agency or otherwise in compliance with the Environmental Laws.

         (e) The Company or the Subsidiary have all the permits and licenses required by the Environmental Laws to operate at or from the Owned Real Property and the Leased Real Property, and any assets located thereon.

         (f) For purposes of this Agreement, "Environmental Condition" means (i) any environmental pollution, including without limitation any waste, substance, material, product, contaminant, irritant or pollutant from any spill, discharge, leak, emission, escape, injection, dumping or release of any kind whatsoever (whether intentional or not) or any substance or exposure of any type in any work places or to any medium, including without limitation air, land, surface waters or ground waters, or from any generation, transportation, treatment, discharge, storage or disposal of waste materials, raw materials, hazardous materials, toxic materials or products of any kind or from the storage, use or handling of any hazardous or toxic materials or other substances, or (ii) any non-compliance with any Environmental Law. For purposes of this Agreement, the term "Environmental Law" means any federal, state or local law, rule, regulation, order, permit, authorization or approval presently in existence pertaining to the protection of natural resources, the environment or public health and safety.

    3.14 Agreements, Contracts, Leases, Etc. Schedule 3.14 hereto sets forth a list of each of the contracts to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary or their respective property is bound relating to the following (the "Contracts"): (i) written or other material bonus, retirement, deferred compensation, pension, profit sharing, stock option, life and health insurance, hospitalization, or employee stock purchase, savings or retirement agreements, policies, or plans and all other employee, director, officer or consultant benefit plans;
(ii) written or other material agreements that contain any severance pay liability or obligation to any employee, former employee, director, former director or consultant;
(iii) agreements of guarantee or indemnification (except endorsements of negotiable instruments in the ordinary course of business); (iv) written or other material employment, consulting and labor contracts; (v) leases to or for any property, real or personal, which involve the payment or receipt of rent of more than $25,000 per year; (vi) national sales representative contracts; (vii) network affiliation agreements; (xiii) each trade and barter contract and film and program license agreement or contract which involves the payment of, or obligation to provide air time or other services with a value of, more than $25,000; and (ix) other individual contracts or commitments under which there is an obligation on the Company or the Subsidiary to pay consideration in cash or kind having an aggregate value in excess of $25,000 or which impose any restrictions or otherwise have any material impact on the business, operations, assets, properties or financial condition of the Company or the Subsidiary. True and complete copies of such Contracts have been delivered to the Purchaser or its representatives. Each of the Contracts is in full force and effect and valid and enforceable against the parties thereto in accordance with its terms in all material respects, and neither the Company nor, to such Seller's knowledge, any other party thereto is in any material respect in breach of any term or condition of any of the Contracts.

    The continuation, validity and effectiveness of all such Contracts will not be materially adversely affected by the consummation of the transactions contemplated by this Agreement.

    3.15 Insurance. Schedule 3.15 hereto sets forth a true and complete description of all insurance policies maintained by the Company and the Subsidiary.

    3.16 Governmental Licenses. (a) The Subsidiary is the holder of the licenses, permits and authorizations, (including, without limitation, licenses and applications relating to one-way signalling stations and all other facilities subject to the jurisdiction of the FCC) as listed in Schedule 3.16 hereto (collectively, such licenses, permits and authorizations are referred to as the "FCC Licenses"). The FCC Licenses constitute all of the licenses and authorizations required by the FCC in connection with the operation of Station as it is now operated. There is not pending or, to the Sellers' knowledge, threatened, any action by or before the FCC to revoke, cancel, rescind, modify or refuse to renew in the ordinary course any of the FCC Licenses or that may result in the imposition of any fine, forfeiture, notice of forfeiture, notice of apparent liability or other sanction. The Subsidiary has duly filed all applications and reports required to be filed by it with the FCC. There is not pending, issued or outstanding by, or before the FCC, or, to the actual knowledge of such Seller, threatened, any order to show cause, notice of violation, notice of apparent liability or notice of forfeiture or, to such Seller's actual knowledge, any investigation or material complaint against the Station, the Subsidiary or the Company. Neither the Company nor the Subsidiary has received any notice of the cancellation, termination or materially adverse modification, or the proposed cancellation, termination or materially adverse modification, of any of the Permits or the FCC Licenses. The Company or the Subsidiary has, on or before June 17, 1993, made a valid election of must carry or retransmission consent rights, including election of channel position, with respect to each cable system located within the Station's Area of Dominant Influence, no such cable system has advised the Station of any signal quality or copyright indemnity or other prerequisite to cable carriage of the Station's signal, no such cable system has declined or threatened to decline such carriage (provided that the Subsidiary has only informal arrangements for signal carriage on three cable systems as described on Schedule 3.14), and the Station is carried on each such cable system. The Station has the right to use its prospective call letters pursuant to FCC rules, regulations and policies. Neither the Company nor the Subsidiary is in violation in any material respect of any FCC License.

         (b)  The Company and the Subsidiary hold all
governmental licenses, permits and authorizations other than FCC Licenses ("Permits") necessary in connection with the operation of the Company, the Subsidiary or the Station in the ordinary course of business. There is not pending or, to such Seller's actual knowledge, threatened any action by or before any governmental agency to revoke, cancel, rescind, modify or refuse to renew in the ordinary course any such Permit or that may result in the imposition of any fine, forfeiture, notice of forfeiture, notice of apparent liability or other sanction. Neither the Company nor the Subsidiary is in violation in any material respect of any Permit.

    3.17 ERISA. (a) Schedule 3.17 hereto lists each Company Benefit Plan. Except as set forth in Schedule 3.17, each Qualified Plan is qualified under Section 401(a) of the Code and is the subject of a favorable determination letter issued by the Internal Revenue Service after 1985 (which has not revoked or threatened to revoke such letter) regarding the qualified status of the plan and no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust. The Purchaser or its representative has received a complete and accurate copy of each Company Benefit Plan and, where not available, a description of each Company Benefit Plan. Except as set forth on Schedule 3.17, none of the Company Benefit Plans is sponsored or maintained by the Company or the Subsidiary.

         (b) The Company and the Subsidiary have complied with and performed in all material respects all contractual obligations and all obligations under law required to be performed by it or them under or with respect to any of the Company Benefit Plans or any related trust agreement or insurance contract. All contributions and other payments required to be made by the Company and the Subsidiary to any Company Benefit Plan prior to the date hereof have been made. Except as set forth in Schedule 3.17, the Company has not communicated generally to Employees regarding any material future increases of benefit levels (or creation of material new benefits) with respect to any Company Benefit Plan beyond those reflected in the current Company Benefit Plans.

         (c) Except as set forth in Schedule 3.17, the Company has not participated in or incurred an obligation to contribute to any Multiemployer Plan (as defined in Section 3(37) of ERISA, or incurred or been notified of any withdrawal liability in respect of any such Plan.

         (d) To the Sellers' knowledge, no event or transaction (including, without limitation, any "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA) has occurred with respect to which the Company or the Subsidiary is subject to any liability under Section 409 of ERISA or Section 502 of ERISA.

         (e)  Except as disclosed on Schedule 3.17,
participation by the Company and the Subsidiary in each Company
Benefit Plan can be terminated or otherwise discontinued after the Closing in accordance with its terms without liability to the Company or the Subsidiary.

         (f) Neither the Company nor the Subsidiary has any express commitment to: (i) create, incur any material liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) enter into any material contract or agreement to provide compensation or benefits to any individual or (iii) modify, change or terminate any Company Benefit Plan in any material respect, except in accordance with applicable law.

         (g) No legal action, suit or claim (other than claims for benefits in the ordinary course) is pending or threatened with respect to any Company Benefit Plan for which the Company or the Subsidiary could reasonably be expected to incur liability, and no fact or event exists that could give rise to any such action, suit or claim.

         (h) Except as disclosed by Schedule 3.17, none of the Company Benefit Plans provides for the payment of separation, severance, termination or similar-type benefits to any person or obligates the Company or the Subsidiary to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control," within the meaning of such term under Section 280G of the Code. Except to the extent required by applicable statutory law, none of the Company Benefit Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or the Subsidiary.

         (i) Neither the Company nor the Subsidiary has incurred any liability for any excise tax arising under Section 4971, 4972, 4980 or 4980B of the Code which remains unpaid, and no fact or event exists which, to such Seller's actual knowledge, would give rise to any such liability. Neither the Company nor the Subsidiary has incurred any liability under, arising out of or by operation of Title IV of ERISA, and no fact or event exists which would give rise to any such liability.

         (j) For purposes of this Section 3.17, (i) "Code" means the Internal Revenue Code of 1986, as amended, (ii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, (iii) "Company Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA to which the Company or the Subsidiary contributes or has contributed and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements to which the Company or the Subsidiary is a party, with respect to which the Company or the Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or the Subsidiary for the benefit of any current or former employee, officer or director of the Company or the Subsidiary; and (iv) "Qualified Plan" means each Company Benefit Plan intended to qualify under Section 401 of the Code.

    3.18  Employees; Compensation; Labor.  (a)  Schedule 3.18
sets forth a list of all persons who were as of February 8, 1994 employed by the Company or the Subsidiary, together with each such person's job title and annual salary.

         (b) There is no union representing the interests of any of the Company's or the Subsidiary's employees and, as of the date hereof, such Seller has no actual knowledge of any pending or threatened effort to have a union represent the interests of any of the Company's or the Subsidiary's employees. The Company and the Subsidiary have complied in all material respects with all laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining and the payment of social security and similar taxes.

    3.19 Bank Accounts. Schedule 3.19 hereto sets forth a true and complete list of bank accounts and safe deposit boxes of the Company and the Subsidiary and all signatories thereto.
Schedule 3.19 also contains a list of all credit cards under which the Company or the Subsidiary has current or future liability and the names of the persons holding such cards.

    3.20 Finders' and Brokers' Fees. Neither the Sellers nor the Company or the Subsidiary, nor anyone on behalf of any of such persons, has retained any broker, finder or agent other than Media Venture Partners or agreed to pay any brokerage fee, finder's fee or commission other than to Media Venture Partners, whose fee shall be borne by the Sellers, with respect to the transactions contemplated by this Agreement.

    3.21 Business Conducted by the Company and Subsidiary Only. The Company and the Subsidiary have conducted their businesses only through the Company and the Subsidiary. All assets relating to the Station and all rights relating to the operation of the Station are held by, and all agreements, obligations, expenses and transactions relating to the Station have been entered into or assigned to, incurred and conducted by, the Company and the Subsidiary. The officers and directors of the Company and the Subsidiary are described on Schedule 3.21 hereto. Since June 20, 1986, the Company has not conducted any business other than the ownership of the Subsidiary and the Subsidiary has not conducted any business other than the operation of the Station.

    3.22 Books and Records. The books and records of the Company and the Subsidiary are complete and correct in all material respects and have been maintained in accordance with good business practices.

    3.23 Accounts Receivable. All of the accounts receivable reflected on the Financial Statements and thereafter acquired through the Closing Date (the "Receivables") constituted and will constitute only valid claims against third parties not affiliated with the Company or the Subsidiary arising in the ordinary course of business. Each payment reflected on the Company's or the Subsidiary's books as having been made on each such Receivable was made by the respective account debtor and not directly or indirectly by any shareholder, director, officer, employee or agent of the Company or the Subsidiary.

SECTION 4.  Representations and Warranties of the Purchaser.
The Purchaser hereby represents and warrants to the Sellers that:

    4.1 Legal Existence. The Purchaser is a corporation, duly organized, validly existing and in good standing under the laws of the State of New York, with requisite power and authority to enter into this Agreement and all other agreements contemplated by this Agreement and to consummate the transactions contemplated hereunder and thereunder.

    4.2 Authorization, Execution and Delivery of This Agreement. The execution, delivery and performance of this Agreement and all other agreements, instruments and documents executed or delivered by the Purchaser in connection herewith and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the purchase of the Securities, have been duly authorized by, and this Agreement has been duly executed and delivered by, the Purchaser. The execution, delivery and performance of this Agreement and all other agreements, instruments and documents executed or delivered by Purchaser in connection herewith and the consummation of the transactions contemplated hereby and thereby will not, with or without the giving of notice or the passage of time, (i) violate any provision of law, rule or regulation applicable to the Purchaser, (ii) conflict with, result in the breach of any provision of or the termination of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of the Purchaser pursuant to its corporate charter or by-laws or any other material instrument, license, agreement or commitment to which the Purchaser is a party or by which it or any of its assets or properties are bound; or (iii) constitute a violation of any order, judgment or decree to which the Purchaser is a party or by which it or any of its assets or properties is bound.

    4.3 Consents. No approval, consent or authorization of, exemption by, or filing with any person not a party to this Agreement or any court or governmental authority is required to be obtained or made by the Purchaser in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby other than
(i) filings under the Hart-Scott Act and (ii) the consent of the FCC to the transfer of control of the Subsidiary.

    4.4 Finders' and Brokers' Fees. No person or entity is entitled to any finders' or brokerage fee or commission or other like payment in connection with the transactions contemplated by this Agreement based on agreements, arrangements or understandings with the Purchaser, or any of the Purchaser's officers, directors, stockholders, representatives, agents or employees.

    4.5 Qualifications. The Purchaser is legally, financially, technically and otherwise qualified under the rules, regulations and policies of the FCC and applicable state regulatory authorities to acquire the Securities, and the Purchaser does not know of any facts or proceedings which would disqualify it from acquiring the Securities under the Act, or the rules, regulations or policies of the FCC or any applicable state regulatory authority.

    4.6 Funds. As of the date of this Agreement, the Purchaser has access to sufficient funds or has obtained commitments from responsible financial institutions to enable it to obtain such funds as are needed to pay the Purchase Price and cause the Company to pay the Company Debt in full as contemplated by this Agreement, and the Purchaser covenants to maintain such funds or commitments in place until the Closing Date.

    4.7 Due Diligence. The Purchaser, its accountants, counsel and other representatives have had reasonable access to the offices, equipment, records, files, contracts, agreements, books of account and tax returns of each of the Company and the Subsidiary, have had the opportunity to discuss the management, condition and affairs of each of the Company and the Subsidiary with their respective management and has received all information which it has requested in connection with making the decision to purchase the Securities.

    4.8 Investment Intent. The Purchaser is acquiring the Securities solely for its own account, for investment purposes only, and not with a view to resale or other distribution thereof in whole or in part. The Purchaser acknowledges that the Securities cannot be resold unless registered pursuant to the Securities Act of 1933 and any applicable state securities laws or unless an exemption therefrom is available. The Purchaser hereby acknowledges that the Sellers will rely upon the truth of the representations made herein in determining that an exemption from the registration requirements of the securities laws is available in connection with the sale of the Securities pursuant to this Agreement.

SECTION 5.  Events Prior to Closing.

    5.1 Obligations of the Sellers Prior to Closing. From the date of this Agreement until the Closing, the Sellers shall cause the Company and the Subsidiary to:

         (a) Afford the Purchaser, its accountants, counsel, engineers and other representatives, upon reasonable notice and so as not to disrupt the operations of the Company or the Subsidiary, reasonable access during normal business hours to its properties, offices, equipment, records, files, contracts, agreements, books of account and tax returns and to make copies thereof and furnish the Purchaser with all information concerning the Company and the Subsidiary as the Purchaser shall reasonably request and to which the Company or the Subsidiary have reasonable access;

         (b) Conduct its business only in the ordinary course consistent with past practices;

         (c) Continue in force all policies of insurance set forth in any Schedule to this Agreement or comparable replacement policies;

         (d) Other than the renewal of existing employment contracts in the ordinary course of business and entering into employment contracts with persons who are replacing employees who are presently working under an employment contract in the ordinary course of business (except for contracts with the Station's general manager, station manager and persons holding other senior managerial positions), not enter into any employment contract with any person unless the employer has the right to terminate such employment contract at any time on or after the Closing Date without liability;

         (e) Not take any action or omit to take any action reasonably within its power which would have a material adverse effect on the ability of the Sellers to perform their obligations under this Agreement or cause any of the representations and warranties of the Sellers set forth in this Agreement not to be true and correct in all material respects on and as of the Closing Date;

         (f) Use its diligent efforts to obtain all material consents of and renewals from third parties required to be obtained in connection with this Agreement, including without limitation, the FCC Approvals, renewal of the FCC Licenses for the Station and the consents of third parties described on
Schedule 3.10;

         (g) Not encumber nor sell or dispose of any of the Company's or the Subsidiary's assets or properties (except for those referenced as excluded assets on Schedule 3.12(a)) other than in the ordinary course of business or as otherwise permitted by this Agreement or incur any obligation or liability (absolute or contingent), except for current obligations and liabilities incurred in the ordinary course of business consistent with past practice; nor enter into, amend, or terminate any programming contracts, agreements for the sale of time on the Station for consideration other than cash ("Barter Agreements"), and other material contracts, leases, options or commitments relating to the Station without the prior consent of Purchaser;

         (h) As soon as practicable after they are prepared, furnish to Purchaser all financial reports and statements relating to the operation of the Company and the Subsidiary that are prepared in the ordinary course of business, including without limitation monthly income statements, annual or quarterly balance sheets (all of the foregoing financial statements being deemed included within the definition of Financial Statements for all purposes of this Agreement), and any other documents prepared in the ordinary course of business by or on behalf of the Company or Subsidiary relating to the operation of the Station, a copy of which is requested by Purchaser;

         (i) Not file any applications with the FCC to modify the existing operating parameters of the Station as set forth in its current FCC Licenses in any materially adverse respect.

         (j)  Not amend or alter the Certificate of
Incorporation, by-laws or other charter documents of the Company or the Subsidiary;

         (k) Promptly notify Purchaser in writing of any material change in any representations or warranties of the Sellers in this Agreement (it being understood and agreed that the delivery of such notification to Purchaser shall not in any manner constitute a waiver by Purchaser of any of its rights under this Agreement); and

         (l) Timely file and use its reasonably diligent efforts to prosecute all requisite applications, together with related information, data and exhibits, to request grant of the renewal of the Station's FCC Licenses; promptly provide Purchaser with a copy of any pleading, petition, letter of inquiry, order or other document either from the FCC or filed with the FCC by the Company, the Subsidiary or any third party relating to the application to renew the FCC Licenses; and timely file any responses and provide Purchaser with a copy of any such responses filed.

    5.2 Obligations of the Purchaser Prior to Closing. From the date of this Agreement until the Closing Date, the Purchaser shall:

         (a) Not take any action or omit to take any action reasonably within its power which would have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement or cause any of the representations and warranties of the Purchaser set forth in this Agreement not to be true and correct in all material respects on and as of the Closing Date;

         (b) Use its diligent efforts to obtain timely all consents and renewals by third parties and the FCC which are necessary for the Purchaser's performance of its obligations hereunder or for the Purchaser's ownership of the Securities;

         (c) Promptly notify the Sellers' Representative in writing of any material change in any representations or warranties of the Purchaser in this Agreement (it being understood and agreed that the delivery of such notification to the Sellers' Representative shall not in any manner constitute a waiver by the Sellers of any of their rights under this Agreement);

         (d) Execute an agreement in form satisfactory to American Broadcasting Companies, Inc. ("ABC") whereby the
Purchaser will assume and perform the Primary Television
Affiliation Agreement dated January 24, 1991 between ABC and the
Subsidiary as contemplated thereby;

         (e) Promptly, and in no event more than five days, after the Closing Date change the name of the Company to a name other than "Smith Acquisition Corp." and promptly deliver the Sellers' Representative evidence thereof; and

         (f) Promptly, and in no event more than five (5) business days after its obtaining actual knowledge thereof, notify the Sellers' Representative of the breach of any representation or warranty made by the Sellers hereunder or the failure of any condition which if not satisfied would permit the Purchasers to refuse to consummate the transactions contemplated hereby.

    5.3 Control of the Station. Notwithstanding any provision of this Agreement that may be construed to the contrary, prior to the Closing, Smith shall maintain actual (de facto) and legal (de jure) control over the Station and the FCC Licenses. Specifically, and without limitation, the responsibility for the operation of Station shall, prior to the Closing, reside with Smith including, but not limited to, responsibility for the following matters: (a) access to and the use of facilities and equipment; (b) control of daily operation; (c) creation and implementation of policy decisions; (d) employment, supervision and dismissal of employees; (e) payment of financing obligations and expenses incurred in the operation of the Station; (f) receipt and distribution of monies and profits derived from the operation of the Station; and (g) execution and approval of all contracts and applications prepared and filed before regulatory agencies.

    5.4 FCC Approval. The Sellers' Representative and the Purchaser shall cooperate and use their respective best efforts to prepare and file with the FCC within two (2) business days after the date hereof and, in any event on or before February 15, 1994, all requisite applications, together with related information, data and exhibits necessary to request issuance of orders approving the transactions contemplated by this Agreement by the FCC. Each party shall promptly provide the other with a copy of any pleading, order or other document served on the other relating to any such application.

    5.5 Hart-Scott Approval. The Sellers' Representative and the Purchaser shall cooperate and use their respective best efforts to prepare and file with the Federal Trade Commission as promptly as possible after the execution of this Agreement and, in any event, on or before March 4, 1994, all requisite applications and amendments thereto together with related information, data and exhibits necessary to satisfy the requirements of the Hart-Scott Act.

    5.6 Release from Securityholders Agreement. The Sellers shall cause the Company and the Subsidiary to be released as parties to the Securityholders Agreement as of the Closing Date such that, following the Closing Date, neither the Company nor the Subsidiary shall have any further rights, duties or obligations thereunder or with respect thereto.

    5.7 Obtaining Title Insurance. (a) Promptly after the date hereof, the Purchaser shall arrange at its expense for title to the Owned Real Property to be examined by a title company (i.e., a reputable title insurance company designated by Purchaser and licensed in the Commonwealth of Pennsylvania hereinafter "Title Company") for the purpose of obtaining title insurance from such company or companies, in amounts reasonably required by Purchaser, for the title to such Owned Real Property. If such Title Company shall be unwilling to give such insurance by reason of objectionable conditions of title (other than those disclosed on Schedule 3.11 hereto), Purchaser shall promptly notify the Sellers and deliver copies of the applicable title reports to the Sellers' Representative, and Sellers shall have the right to eliminate such objectionable conditions of title prior to the Closing as shall be the basis for the title Company's unwillingness to give such insurance.

         (b) Promptly after the date hereof, Purchaser shall at its own expense order a new survey for each Owned Real Property if no existing survey is available, or a survey inspection or update if there is an existing survey furnished to Purchaser. The Purchaser and the Purchaser's representatives shall be provided with reasonable access to the Owned Real Property to obtain such survey or survey update for each parcel included in the Owned Real Property in such detail as required by the Title Company to issue its policy, subject to a survey exception referring to the matters shown on the surveys to be obtained by Purchaser for each of the parcels comprising the Owned Real Property, provided that the matters shown on such surveys do not
(x) render title to the Owned Real Property unmarketable or (y) prohibit or materially adversely affect the continued existence and/or continued use (as presently used) or maintenance of the buildings, structures or improvements presently located on the Owned Real Property. For the purposes of this Agreement, the following matters shown on such surveys will not be deemed to render title unmarketable: (1) variations, if any, between record lines and tax lot lines; (2) variations, if any, between record lines and location of fences and hedges; and (3) encroachments of stoops, awnings, cellar steps, trim and cornices, if any. In addition, for the purposes of this Agreement, rights or easements shown on such survey(s) which are granted to any utility company to maintain and operate lines, cables, poles and the like in, under, over and upon such Owned Real Property will not be deemed to render title unmarketable provided the same do not and will not prohibit or materially adversely affect the continued existence and/or continued use (as presently used) or maintenance of buildings, structures and improvements located upon such Owned Real Property. Purchaser shall pay the costs of such surveys and of obtaining any title insurance commitment as well as the costs and premiums of any insurance that may be issued based on such commitment.

         (c) The Purchaser shall complete the title reports and surveys contemplated by this Section within a reasonable time after the date hereof but in no event later than April 1, 1994.

    5.8 Additional Environmental Assessment. (a) Promptly after the date hereof, the Purchaser shall undertake to retain a nationally recognized environmental consultant firm reasonably acceptable to the Sellers' Representative to prepare an environmental assessment satisfactory in scope and content to the Purchaser respecting the Owned Real Property and Leased Real Property and any environmental liabilities of the Company and the Subsidiary related to the past and present ownership or operation of the business or the Station or the past and present ownership or operation of the Owned Real Property or Leased Real Property (the "Purchaser's Environmental Assessment").

    (b) The Purchaser's Environmental Assessment shall be completed within a reasonable time after the date hereof, but in any event no later than the later of (i) June 1, 1994 and (ii) twenty-one days following the delivery to the Purchaser of the test results and reports, including any ground water sampling, relating to the underground storage tank removal being undertaken by the Subsidiary. Upon completion of the Purchaser's Environmental Assessment, Purchaser shall promptly provide a copy or copies to Sellers.

SECTION 6. Conditions to the Purchaser's Obligations. The obligation of the Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction of each of the following conditions, unless expressly waived by the Purchaser:

    6.1 Opinion of Counsel for the Sellers. The Purchaser shall have received the written opinion of the Sellers' respective counsel, dated as of the Closing Date, in form and substance that is customary for transactions of the type contemplated hereby and reasonably satisfactory to the Purchaser.

    6.2 Opinion of Federal Regulatory Counsel for the Sellers and Counsel for the Company and the Subsidiary. The Purchaser shall have received the written opinion of Hogan & Hartson, FCC counsel for the Sellers and counsel for the Company and the Subsidiary, dated as of the Closing Date, in form and substance that is customary for transactions of the type contemplated hereby and reasonably satisfactory to the Purchaser.

    6.3 Representations and Warranties. The Sellers' representations and warranties contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date.

    6.4 Performance of This Agreement. The Sellers shall have performed and observed in all material respects their covenants and obligations as set forth in this Agreement.

    6.5 Compliance Certificate. Each of the Sellers shall have delivered to the Purchaser a compliance certificate, in the form attached hereto as Exhibit 6.5, certifying as to the matters set forth in Sections 6.3 and 6.4 of this Agreement.

    6.6 FCC Final Order. The FCC shall have consented to the consummation of the transactions contemplated hereby and the granting of such consent shall have become a Final Order. The FCC shall also have granted the renewal of the Licenses for the Station and the granting of such renewal shall have become a Final Order. For the purposes of this Agreement, the term "Final Order" shall mean action by the FCC as to which (i) no request for stay by the FCC of the action is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, it has passed;
(ii) no petition for rehearing or reconsideration of the action is pending before the FCC and the time for filing any such petition has passed; (iii) the FCC does not have the action under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal to a court, or request for stay by a court, of the FCC's actions is pending or in effect, and, if any deadline for filing any such appeal or request is designated by statute or rule, it has passed. Notwithstanding the foregoing, if the FCC grants its approval to the transactions contemplated hereby but with a condition materially adverse to Purchaser, the Company or the Subsidiary and Purchaser does not elect to accept such condition on or before the date such grant shall have become a Final Order, provided that the Purchaser is not then otherwise in material breach of its obligations hereunder, the Purchaser may terminate this Agreement by giving written notice to Seller's Representative; provided, however, that the Purchaser shall have no right to terminate this Agreement in accordance with this
Section if such condition relates to or is imposed by reason of any matter, condition or circumstance relating to the Purchaser or its affiliates and not to the Sellers, the Company or the Subsidiary or the operation or condition of the Station.

    6.7 Litigation. There shall be no injunction, decree or order issued by any court, governmental agency or authority, or any litigation instituted by any governmental agency or authority challenging or seeking to prohibit or enjoin any of the transactions contemplated by this Agreement or which would subject the Company or the Subsidiary to any material liability or penalty in connection herewith.

    6.8 Hart-Scott Act. All statutory waiting periods required pursuant to the Hart-Scott Act shall have expired and the Department of Justice and the Federal Trade Commission shall have not made a request for additional information which has not previously been supplied or have taken any action to prevent the transactions contemplated by this Agreement.

    6.9  Additional Closing Items.  At the Closing, the Sellers'
Representative shall deliver to the Purchaser the items specified in Section 1.3 and Section 2.2(a).

    6.10 Consents. On or prior to the Closing Date, the Sellers shall have received all consents, waivers and approvals required by Section 3.10 hereof.

    6.11 Title Insurance. There shall be available to the Purchaser at the Closing title insurance commitment(s) from the Title Company for the Owned Real Property for title insurance policies to be issued at standard rates and including a "non-imputation" endorsement noting as exception to coverage only (i) standard exceptions, (ii) such exceptions to title shown on Schedule 3.11 and (iii) such other exceptions, provided that such exceptions do not (x) render title to the Owned Real Property unmarketable or (y) prohibit or materially adversely affect the continued existence and/or continued use (as presently used) or maintenance of the buildings, structures or improvements located on such Owned Real Property, provided that the following matters of title, if shown on such title insurance commitments and/or surveys referred to in such title insurance commitment(s), will not be deemed to render title unmarketable: covenants and restrictions of record, provided the same do not prohibit or materially adversely affect the continued existence and/or continued use (as presently used) or maintenance of the buildings, structures or improvements located on such Owned Real Property. For the purposes of this Agreement, the following matters shown in such title insurance commitments or surveys will not be deemed to render title unmarketable: (1) variations, if any, between record lines and tax lot lines; (2) variations, if any, between record lines and location of fences and hedges; and (3) encroachments of stoops, awnings, cellar steps, trim and cornices. In addition, for the purposes of this Agreement, rights or easements shown on such survey(s) which are granted to any utility company to maintain and operate lines, cables, poles and the like in, under, over and upon such Owned Real Property will not be deemed to render title unmarketable provided the same do not and will not prohibit or materially adversely affect the continued existence and/or continued use (as presently used) or maintenance of the buildings, structures and improvement located upon such Owned Real Property. The condition precedent set forth in this Section shall be deemed satisfied for all purposes of this Agreement if on or before April 1, 1994 the Purchaser fails to deliver to the Sellers' Representative the title reports and surveys contemplated by
Section 5.7 and notify the Seller's Representative of any objections to title disclosed by such reports which, if not remedied would give the Purchaser the right to terminate this Agreement by reason of the failure of the condition set forth in this Section; provided, however, that the Purchaser shall not be deemed to waiver matters (i) that are not set forth on such title report at the time the Purchaser notifies the Sellers' Representative of any objections to title or (ii), provided that the Purchaser shall have obtained and delivered to the Sellers' Representative the title reports and surveys contemplated by
Section 5.7 on or before April 1, 1994, that the Purchaser becomes aware of after April 1, 1994. None of the Sellers shall have any obligation to execute any affidavit, instrument or other document or to take any other action, including, without limitation, causing any director, officer or employee of the Company or the Subsidiary in their individual capacity to execute any affidavit, instrument or other document, to enable or assist the Purchaser in obtaining title insurance policies containing a "non-imputation" endorsement, and the condition precedent set forth in this Section shall be deemed to have been satisfied notwithstanding that the title insurance policies do not contain a "non-imputation" endorsement due to the Sellers' or any other person's failure to execute any such affidavit, document or instrument or take any other such action. For purposes of this Agreement, the term "standard rates" shall include, without limitation, the rates charged for any "non-imputation" endorsement sought by the Purchaser, including, without limitation, any additional charge imposed as a consequence of the Sellers' failure to assist in obtaining such endorsement in accordance with the preceding sentence.

    6.12 Purchaser shall have received from an environmental consultant retained by Purchaser or Purchaser's representative the Purchaser's Environmental Assessment, described in Section 5.8, which document does not disclose (a) a material inaccuracy in any of the representations set forth in Section 3.13; (b) any residual contamination at or from the Owned Real Property requiring investigation, monitoring or remediation related to the removal by the Subsidiary, in accordance with applicable laws and regulations, of those underground storage tanks identified in the Environmental Report; or (c) the existence of any Environmental Condition, the existence of any environmental liability, a substantial risk of any environmental liability or a substantial risk of any Environmental Condition based on past operations at or from the Owned Real Property, the Leased Real Property or the Station that would reasonably be likely to give rise to any future environmental liability(ies) involving the aggregate expenditure of more than $100,000 by the Company or the Subsidiary (i) to investigate, monitor or remediate such Environmental Condition, (ii) to settle the Company's or Subsidiary's liability with respect to any such Environmental Condition or liability and/or (ii) to defend the Company or Subsidiary against the imposition of such environmental liability and any costs or damages associated therewith. Notwithstanding the foregoing, if this condition to Closing shall fail, the Purchaser's right to terminate this Agreement, pursuant to Section 23(c), shall not apply if Sellers, at their sole cost and expense, either (x) cure, remove or remedy the Environmental Condition or material inaccuracy of representation prior to Closing, or (y) agree in writing reasonably satisfactory to Purchaser (with assurance of performance reasonably satisfactory to Purchaser) to bear the costs and expense (without reference to the limitation of liability set forth in Section 10.2(a) or 10.2(b)(i)) of resolving said environmental liability, including defending the Company or Subsidiary against the imposition of such environmental liability or investigating, monitoring and remediating any residual contamination referred to in clause (b) above, as the case may be. The condition precedent set forth in this Section shall be deemed satisfied for all purposes of this Agreement if the Purchaser shall not have delivered to the Sellers' Representative on or before the date set forth in Section 5.8(b) the Purchaser's Environmental Assessment as contemplated by
Section 5.8 and notified the Sellers' Representative of the existence of a condition which, if not remedied, would give the Purchaser the right to terminate this Agreement by reason of the failure of the condition set forth in this Section.

SECTION 7. Conditions to the Sellers' Obligation. The obligations of the Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction of each of the following conditions, unless expressly waived by the Sellers' Representative:

    7.1 Opinion of Counsel for the Purchaser. The Sellers shall have received the written opinion of Proskauer Rose Goetz & Mendelsohn, counsel to the Purchaser, dated as of the Closing Date, in form and substance that is customary for transactions of the type contemplated hereby and reasonably satisfactory to the Sellers' Representative.

    7.2 Representations and Warranties. The representations and warranties of the Purchaser contained in Section 4 of this Agreement shall be true and correct in all material respects on and as of the Closing Date.

    7.3 Performance of This Agreement. The Purchaser shall have performed and observed in all material respects its covenants and obligations under this Agreement.

    7.4 Compliance Certificate. The Purchaser shall have delivered to the Sellers a compliance certificate signed by the chief executive officer of the Purchaser, in his capacity as such, in form and substance that is customary for transactions of the type contemplated hereby and reasonably satisfactory to the Sellers' Representative, certifying as to the matters set forth in Sections 7.2 and 7.3 of this Agreement.

    7.5 FCC Final Order. The FCC shall have consented to the consummation of the transactions contemplated hereby and the granting of such consent shall have become a Final Order.

    7.6 Litigation. There shall be no injunction, decree or order issued by any court, governmental agency or authority, or any litigation instituted by any governmental agency or authority, challenging or seeking to prohibit or enjoin any of the transactions contemplated by this Agreement.

    7.7 Hart-Scott Act. All statutory waiting periods required pursuant to the Hart-Scott Act shall have expired and the Department of Justice and the Federal Trade Commission shall have not made a request for additional information which has not previously been supplied or have taken any action to prevent the transactions contemplated by this Agreement.

    7.8  Additional Closing Items.  At the Closing, the
Purchaser shall deliver to the Seller the items specified in
Section 2.2(b).

    7.9 Board Resolutions. The Purchaser shall deliver to the Seller a copy of the resolutions of the Board of Directors and, if required, the stockholders of the Purchaser approving the transactions contemplated by this Agreement duly certified by the corporate secretary of the Purchaser.

SECTION 8. Sellers' Representative. The Purchaser and the Sellers acknowledge that Advent V Capital Company Limited Partnership has been appointed by the Sellers to act as the "Sellers' Representative" under this Agreement and the Escrow Agreement, and that the Purchaser may rely upon any action taken by Advent V Capital Company Limited Partnership in its capacity as the Sellers' Representative under this Agreement and the Escrow Agreement for purposes of taking all such actions, exercising all such powers, making all such determinations and receiving and sending all such notices and other information as are expressly permitted or required to be taken, made, received or sent by the Sellers' Representative under this Agreement and the Escrow Agreement. The Purchaser shall not be responsible or liable in any manner for any actions taken or omitted to be taken by the Sellers' Representative, including, but not limited to, the Seller's Representative's obligation to disburse to the Sellers the portion of the Purchase Price due them pursuant to this Agreement. The Sellers' Representative may be removed, and a new Sellers' Representative designated, at any time and from time to time by written notice to Purchaser from the holders of more than 50% of the Class A Stock as reflected on
Schedule 3.2(a) hereto. Each Seller ratifies and confirms, and agrees to ratify and confirm, any action taken by the Sellers' Representative on behalf of any Seller pursuant to this Agreement and the Escrow Agreement that is consistent with the Sellers' Representative's authority as described in this Section.

SECTION 9. Survival of Representations and Warranties. All representations and warranties contained in this Agreement and any certificate or other instrument delivered by or on behalf of the Sellers or the Purchaser pursuant to this Agreement shall survive until the first anniversary of the Closing Date; provided, however, that each of the Sellers' representations set forth in Section 3.6 (Tax Matters) shall survive until the expiration of the statute of limitations applicable to any Return affected by such representation (the "Indemnification Period"), after which all such representations and warranties together with any right to indemnification with respect thereto shall expire (except to the extent a written notice asserting a claim for breach of any representation and warranty shall have been given to the party which made such representation or warranty prior to the termination of the Indemnification Period).

SECTION 10.  Indemnification.

    10.1  Indemnification by the Sellers.  Subject to
Section 10.2 below, the Sellers shall indemnify and hold harmless the Purchaser, and shall reimburse the Purchaser for any loss, cost, liability, damage and expense (including, but not limited to, reasonable attorneys fees) (collectively referred to herein as the "Damages") arising from any misrepresentation or breach of any representation, warranty or covenant of the Sellers contained in this Agreement, which right of indemnification shall, other than in the case of fraud and any written agreement by the parties relating to any Environmental Condition or environmental liability in accordance with Section 6.12, be the Purchaser's only remedy against the Sellers hereunder from and after the Closing Date with respect to the breach of any representation or warranty made hereunder or the breach of any covenant to have been performed prior to the Closing. The obligations of the Sellers under this Section
10.1 are collectively referred to as the "Indemnification
Obligation".

    10.2  Limitation as to Amount of Damages.

         (a) The Sellers shall have no liability with respect to the breach of any representation or warranty made hereunder or the breach of any covenant to have been performed prior to the Closing except to the extent the total of all Damages with respect thereto exceeds $175,000; provided, however, that the provisions of this Section 10.2(a) shall not apply to the indemnification obligations under Section 10.6(a).

         (b) Notwithstanding anything to the contrary in this Agreement, (i) the Sellers shall bear liability for Damages and any other claim arising from or in connection with or related to this Agreement or the subject matter hereof (other than those arising under subsections (f) and (g) of Section 1.4, Section
13.1 and Section 29) only up to a maximum amount of $4,500,000 (the "Liability Cap"), and (ii) in no event shall the liability of any Seller, including, without limitation, liability arising under subsections (f) and (g) of Section 1.4, Section 13.1 and
Section 29 and for any indemnification obligation arising under this Section 10 or Section 6.12, exceed the amount of proceeds received by such Seller in connection with the transactions contemplated hereby (and in no event shall Smith's liablity hereunder exceed $100.00, which is the amount of proceeds to be received by Smith hereunder). Recourse for any Damages and claims shall first be had against the Indemnity Escrow Amount to the extent of the remainder of such Indemnity Escrow Amount without any recourse to any Seller. If the amount of Damages or claims exceeds the remainder of the Indemnity Escrow Amount or if such Damages or claims are to be paid or satisfied following the time such remainder of the Indemnity Escrow Amount is disbursed pursuant to Section 4(e) of the Escrow Agreement, then each Seller shall deliver to the Purchaser by wire transfer of funds its Pro Rata Share of the balance of such Damages or claims (each Seller's "Pro Rata Share" being the percentage of the proceeds received by such Seller in connection with the transactions contemplated hereby).

    10.3 Set Offs. The Purchaser, Company or Subsidiary, as appropriate, shall, on a timely and expeditious basis, seek recovery under applicable insurance policies, if any, for each underlying item of Damages to the extent the same is covered by insurance, and such recovery of insurance proceeds shall be deemed to be a reduction in the amount of Damages incurred. Any liability for Taxes with respect to which the Purchaser is entitled to indemnification from the Sellers hereunder (other than the obligation of the Sellers to make a payment as described in Section 13.1) shall be offset by the amount of any Tax savings realized by the Purchaser, the Company or the Subsidiary with respect to the year in which such liability arose. The Tax savings attributable to the incurrence of such liability shall be determined after first taking into account all of the other Tax benefits available to the Purchaser, the Company or the Subsidiary.

    10.4 Notice and Settlement of Claims. If Purchaser believes that it has suffered or incurred any Damages (other than with respect to any matters covered by Section 10.5 hereof) and if a claim in respect thereof is to be made against the Seller under Section 10.1, the Purchaser shall give notice within ten (10) days after Purchaser obtains actual knowledge that it has suffered or incurred such Damages to the Sellers' Representative describing the basis for such claim, such Damages arising therefrom, the amount thereof, if known, and the method of computation of such Damages, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Damages shall have occurred, provided that any failure to give such prompt notice shall not diminish the indemnification obligations hereunder except if and to the extent the Sellers are directly prejudiced thereby. Promptly after any such notice has been given, the Purchaser and the Sellers' Representative shall endeavor to resolve any disputes with respect to the matters set forth in such notice to determine whether any Damages which have been claimed are to be paid by the Sellers and, if so, the amount which is to be paid. If the Purchaser and the Sellers' Representative cannot reach agreement within 30 business days after such notice has been given then the matter shall be submitted to arbitration as provided in Section 26. The amount of any Damages which is determined to be payable by agreement of the Purchaser and the Sellers' Representative shall be promptly paid (and in any event within 10 days after determination of the final amount to be paid) out of the remainder of the Indemnity Escrow Amount if sufficient, or by wire transfer from the Sellers to the Purchaser of immediately available funds with respect to any excess Damages over the remainder of the Indemnity Escrow Amount, subject to Section 10.2(b) hereof.

    10.5 Third-Party Claims. Promptly after receipt by the Purchaser of notice of the assertion of any claim or the commencement of any action, suit or other proceeding by a third party for which Purchaser is entitled to indemnification pursuant to Section 10.1, the Purchaser shall, if a claim in respect thereof is to be made against the Sellers, give prompt written notice to the Sellers' Representative, but in no event later than five days after the service of process in the event litigation is commenced or ten days after the assertion of such claim by a third party, provided that any failure to give such prompt notice shall not diminish the indemnification obligations hereunder except if and to the extent the Sellers are directly prejudiced thereby. The Sellers' Representative shall, if the Sellers' Representative shall have acknowledged in writing Sellers obligation to indemnify the Purchaser and Purchaser's Affiliates in respect of such claim and that the claim can be satisfied by recourse to the remainder of the Indemnity Escrow Amount or recourse against Sellers (within the Liability Cap), have the right to assume, conduct and control the defense, compromise or settlement of any such litigation or claim involving third parties and, thereupon, to prosecute in the name and on behalf of the Purchaser, the Company and the Subsidiary any available crossclaims, counterclaims or third party claims arising with respect to the claims for which indemnification is sought, and, in connection therewith, employ legal counsel reasonably satisfactory to the Purchaser. The Sellers' Representative shall exercise such right by giving ten (10) days' prior written notice thereof to the Purchaser. Prior to the Sellers' Representative exercising its rights under this paragraph, the Purchaser shall take, or shall cause the Company and the Subsidiary to take, all necessary steps to protect the interests of itself and the Sellers, including the filing of necessary responsive pleadings, the seeking of injunctive relief or other action necessary to preserve all possible rights, defenses, counterclaims, crossclaims and third party claims that may be available with respect to any claim for which indemnification is sought hereunder. Whichever of the Purchaser or the Sellers' Representative that is controlling the defense of any claim involving third parties hereunder shall keep the other fully apprised at all times as to the status of the defense and shall notify the other prior to the settlement of any indemnified matter. Notwithstanding anything to the contrary contained hereto, (i) the Purchaser may in any event participate in any such defense with its own counsel and at its own expense, (ii) Sellers' Representative shall not settle or compromise any such claim without the written consent of Purchaser (which consent shall not unreasonably be withheld or delayed) unless Sellers fully indemnify Purchaser and Purchaser's Affiliates for all Damages (up to the amount of the Liability Cap) and (iii) the Sellers' Representative shall not make any admission for or on behalf of the Company or the Subsidiary to any violation of law.

    10.6  Tax Indemnification.

         (a) Indemnification by the Sellers. The Sellers, shall indemnify and hold harmless the Purchaser, and shall reimburse the Purchaser, from and against, for, and in respect of: (i) all Tax Liabilities of the Company and the Subsidiary for Pre-Closing Tax Periods; (ii) all Tax Liabilities of the Company and the Subsidiary arising as a result of any breach of the representations and warranties contained in Section 3.6;
(iii) all Tax Liabilities of the Company and the Subsidiary arising as a result of any breach of any covenant made by the Sellers in Section 13; and (iv) all Tax Liabilities for Pre-Closing Tax Periods imposed on the Company or the Subsidiary pursuant to Treasury Regulation Section 1.1502-6 (or any successor thereto) or any comparable provision under state or local law; provided, however, that the Sellers shall be required to make an indemnification payment or payments to the Purchaser solely to the extent that the amount of the Indemnification sought exceeds the amount of the Tax Reserve (reduced by any prior offsets or credits pursuant to this Section or Section
13). Any indemnification payment required hereunder shall be made by the Sellers to the Purchaser within 10 days of the written notification by the Purchaser to the Sellers that the Purchaser, the Company or the Subsidiary has incurred Tax Liabilities.

         (b) Indemnification by the Purchaser. Purchaser shall indemnify and hold harmless the Sellers, and shall reimburse the Sellers, from and against, for, and in respect of: (i) all Tax Liabilities of the Company and the Subsidiary for Post-Closing Tax Periods for which the Purchaser is not entitled to indemnification under Section 10.6(a) above; (ii) all Tax Liabilities of the Company and the Subsidiary resulting from an actual or deemed election under Section 338 of the Code (or any comparable provision under state or local law); and (iii) all Tax Liabilities of the Company and the Subsidiary arising as a result of any breach of any covenant made by the Purchaser in
Section 13 hereof. Any indemnification payment required hereunder shall be made by the Purchaser to the Sellers within 10 days of the written notification by the Sellers to the Purchaser that they have incurred Tax Liabilities.

SECTION 11.  Confidentiality.

    11.1 Prior to Closing. Unless and until the Closing of the purchase and sale of the Securities shall have occurred, and except as may be otherwise required by applicable law or regulation, the Purchaser shall and shall cause its employees, agents and representatives to, maintain in confidence and not otherwise use information, documents and data furnished to it, or to any person or entity on its behalf, by the Sellers, the Seller's Representative, the Company or the Subsidiary in connection herewith.

    11.2 Failure to Close. Upon termination of this Agreement pursuant to Section 23 hereof, the Purchaser shall return all written information, documents and data furnished to the Purchaser or to any person or entity on its behalf and all copies thereof with respect to the Company and the Subsidiary. Notwithstanding anything else in this Agreement to the contrary, if any of the transactions contemplated by this Agreement are not consummated, (i) the Purchaser's agreement to maintain in confidence all information received by it shall continue in perpetuity with respect to the Company and the Subsidiary and none of such information shall be used by the Purchaser, its employees, agents or representatives in the business operations of any such person, except to the extent that such information is elsewhere available to the public or otherwise rightfully obtained without violation of the Purchaser's covenant of confidentiality contained in this Section and (ii) the Purchaser shall for a period of two years following the termination of this Agreement for any reason refrain from making any offers of employment to employees of the Company or the Subsidiary that the Purchaser or its agents and representatives shall have been introduced to in connection with the transactions contemplated hereby, including, without limitation, in connection with any due diligence review or investigation.

SECTION 12. Employment Matters. (a) As of the Closing Date, all individuals who are active employees of the Subsidiary on the Closing Date ("Employees") shall cease to participate in Company Benefit Plans; provided, however, that the Company or Subsidiary shall pay to the Company's 401(k) Plan after the Closing Date elective deferrals withheld prior to the Closing but not yet contributed to the Company's 401(k) Plan)and employer matching contributions in only respect of such deferrals. As of the Closing Date, all Employees will be fully vested in all accounts under the Company's 401(k) Plan.

         (b) As of the Closing Date, and subject to compliance with applicable law, the Purchaser shall, or shall cause Subsidiary to, establish employee benefit plans which provide benefits which are comparable to those benefits provided under the Company Benefit Plans, determined in the aggregate without reference to the ability of the Employees to defer compensation under the Company's 401(k) Plan but taking into account the matching contribution feature under such 401(k) Plan. The Purchaser's obligation under this Section shall continue until the first anniversary of the Closing Date. With respect to such employee benefit plans established or caused to be established by the Purchaser, the Employees shall receive credit for service with the Subsidiary in satisfying eligibility and vesting requirements (but not benefit accrual) and shall not be subject to any service requirement which would prevent Employees from being immediately eligible for medical and dental benefits. The Purchaser shall obtain a waiver to any pre-existing condition exclusion for medical and dental benefits if such waiver can be obtained on commercially reasonable terms, and if the Purchaser is unable to obtain such a waiver on commercially reasonable terms with respect to all employees and dependents, then the Purchaser shall be responsible for paying the premiums imposed under the group health plans maintained by Smith for COBRA continuation coverage under Section 4980B of the Code with respect to all employees and dependents until the first anniversary of the Closing Date, and Smith shall be obligated to accept such payments from the Purchaser through such date. Employees shall be credited with their experience under the Company Benefit Plans for purposes of meeting any deductible, co-insurance and maximum out-of-pocket requirements under such employee benefit plans. Except as reflected on the Closing Date Balance Sheet, neither the Company nor the Subsidiary has or will incur any special or extraordinary fees or costs in connection with their cessation of participation in any of the Company Benefit Plans.

         (c) Except as provided by applicable law, at no time, either prior to or after the Closing, shall the Sellers (or any of them) have any obligation whatsoever to provide to the Employees any benefits of any kind, whether pursuant to Section 12(b) or otherwise.

         (d) The Purchaser shall indemnify and hold the Sellers harmless from and against any and all damages that arise from or in connection with the Purchaser's breach of its obligations under this Section.

SECTION 13.  Preparation and Filing of Returns; Payment of
Taxes.

    13.1  Preparation and Filing of Returns.

         (a) The Sellers agree to cause to be prepared and filed on a timely basis all federal income Tax Returns and state and local income or franchise Tax Returns of the Company and the Subsidiary for Pre-Closing Tax Periods that are not yet due but will be due on or before the Closing Date, to pay all Taxes shown to be due on such Returns, and to give copies thereof to the Purchaser promptly after the same has been filed. Such Returns shall be prepared and filed on a basis that is consistent with prior Returns and past practices. The Sellers shall undertake reasonable efforts to request the Company and the Subsidiary to deliver copies of such Tax Returns to the Purchaser prior to their being filed, however, in no event shall the Sellers suffer any liability or shall the Purchaser have any right of recourse in the event the Sellers fail to comply with their obligations under this sentence.

         (b) The Purchaser shall cause to be prepared and filed on a timely basis all Returns of the Company and the Subsidiary that include Pre-Closing Tax Periods and are due after the Closing Date; provided, however, that the Sellers' Representative shall have the right to review each such Returns at least ten (10) business days prior to the due date of such Return. Such Returns shall be prepared and filed on a basis that is consistent with prior Returns and past practices; provided, however, if the Purchaser is notified in writing by its regular outside accounting firm that preparing and filing such returns on a consistent basis would be a violation of law, then the Purchaser shall so notify the Sellers' Representative and if the Sellers shall dispute such position by the Purchaser's regular outside accounting firm, then the matter shall be submitted to the Tax Arbitrator for resolution as contemplated by Section 13.3(b)(iii). At least three (3) Business Days prior to the due date of any Return, Sellers shall direct the Escrow Agent to disburse to the Purchaser a portion of the Indemnity Escrow Amount equal to the Taxes attributable to the Pre-Closing Tax Period included in such Return (and if the balance of the Indemnity Escrow Amount is less than such amount of Taxes, then each of the Sellers shall deliver to the Purchaser by wire transfer of immediately available funds a sum equal to its Pro Rata Share of such shortfall), but only to the extent that the amount due from Sellers exceeds the amount of the Tax Reserve (reduced by any prior offsets or credits pursuant to this section or Section 10.6).

    13.2  Allocation of Tax Liability.

         (a) To the extent permitted by applicable law, the parties hereto agree to cause state and local Tax periods of each of the Company and the Subsidiary to be closed at the close of business on the Closing Date. In the event applicable law does not permit the closing of any such period, the allocation of Tax liability shall be made in accordance with Section 13.2(b).

         (b) In the case of a Return for an Overlap Period based upon income or gross receipts, the amount of Taxes attributable to any Pre-Closing Tax Period or Post-Closing Tax Period included in the Overlap Period shall be determined by closing the books of each of the Company and the Subsidiary as of the close of business on the Closing Date and by treating each of such Pre-Closing Tax Period and Post-Closing Tax Period as a separate taxable year, except that exemptions, allowances or deductions that are calculated on an annual basis shall be apportioned on a per diem basis. If the liability for Taxes for an Overlap Period is determined on a basis other than income or gross receipts, the amount of Taxes attributable to any Pre-Closing Tax Period included in the Overlap Period shall be equal to the amount of Taxes for the Overlap Period multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Tax Period included in the Overlap Period and the denominator of which is the total number of days in the Overlap Period, and the amount of such Taxes attributable to any Post-Closing Tax Period included in an Overlap Period shall be the excess of the amount of Taxes for the Overlap Period over the amount of Taxes attributable to the Pre-Closing Tax Period.

    13.3  Cooperation and Exchange of Information; Proceedings.

         (a) As soon as practicable after the Closing Date, but not later than thirty (30) days thereafter, each Seller will cause to be delivered to Purchaser all of the original books and records of the Company and the Subsidiary relating to Taxes which are in its possession, if any. The Purchaser agrees to furnish or cause to be furnished to the Sellers' Representative upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to the Company and the Subsidiary as is reasonably necessary to complete and file any Return, respond to audits, obtain refunds, make any determination under this Agreement (including, but not limited to, the determination of the responsibility for the payment of Taxes under this Agreement), verify issues and negotiate settlements with Tax Authorities, or defend or prosecute any claims.

         (b) (i) If, subsequent to the Closing, Purchaser, the Company or the Subsidiary receives notice of a proceeding with respect to the Company or the Subsidiary for which the Sellers could have an indemnification obligation under Section 10.6(a) (a "Tax Proceeding"), Purchaser shall promptly notify the Sellers of such Tax Proceeding. The Sellers may elect, through written notification by Sellers receiving more than 50% of the purchase price and acting through Sellers' Representative, to control the conduct and resolution of such Tax Proceeding, unless such resolution could materially increase the Tax Liability of the Purchaser, Company or the Subsidiary for a Post-Closing Tax Period and the Sellers would not be required to fully indemnify any of such corporations for such increase, in which event the Sellers' Representative and Purchaser shall jointly control and resolve such Tax Proceeding. Each of the Sellers and Purchaser shall be responsible for its own legal fees and related expenses incurred in connection with such Tax Proceeding.

             (ii) If the Sellers shall elect not to control or participate in the control of the conduct of a Tax Proceeding referred to in Section 13.3(b)(i) above, Purchaser shall have the right to control the conduct of such Tax Proceeding, but shall not resolve such Tax Proceeding without the Sellers Representative's written consent, which shall not be unreasonably withheld.

            (iii) In the event of a dispute regarding the conduct or resolution of any Tax Proceeding in which the Sellers' Representative and the Purchaser jointly control the conduct and resolution of such Tax Proceeding, such dispute shall be referred to a nationally recognized accounting firm (the "Tax Arbitrator") agreed to by the parties. Each of the Sellers' Representative and Purchaser shall present its position to the Tax Arbitrator which shall decide which position shall be adopted. The Tax Arbitrator shall not be entitled to adopt any other position, unless the Sellers Representative and Purchaser so agree. The decision of the Tax Arbitrator shall be final and binding, and its fees and costs shall be paid one-half by the Sellers and one-half by Purchaser.

    13.4 Tax Withholding Certificates. The Purchaser has no obligation under the Code to withhold or pay over to the Internal Revenue Service any portion of the consideration payable to the Sellers. The Sellers shall have delivered to the Purchaser any and all certificates required by applicable Tax law in order to avoid the withholding of any portion of the purchase price.

    13.5  Miscellaneous Tax Matters.  The Sellers and the
Purchaser agree to cause the Company and the Subsidiary not to engage in any transaction on the Closing Date outside of the ordinary course of their businesses, other than the transactions contemplated by this Agreement.

    13.6 Tax Definitions. For purposes of this Agreement, the following terms shall have the meaning set forth below:

         "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

         "Overlap Period" means any taxable period beginning before and ending after the Closing Date.

         "Post-Closing Tax Period" means (i) any taxable period beginning after the Closing Date and (ii) the period beginning immediately after the Closing Date and ending on the last day of an Overlap Period.

         "Pre-Closing Tax Period" means (i) any taxable period commencing on or after June 20, 1986 and ending at or before the close of business on the Closing Date and (ii) the period beginning on the first day of an Overlap Period and ending at the close of business on the Closing Date.

         "Proceeding" means any audit, other administrative proceeding or judicial proceeding involving Taxes.

         "Returns" means all returns, reports, estimates, information returns and statements (including any related or supporting information) filed or to be filed with any Tax Authority in connection with the determination, assessment, collection or administration of any Taxes.

         "Tax" or "Taxes" means all taxes, charges, fees, interest, penalties, additions to tax or other assessments, including, but not limited to, income (whether net or gross), excise, property, sales, transfer, gains, gross receipts, occupation, privilege, payroll, wage, unemployment, workers' compensation, social security, occupation, use, value added, capital, gross receipts, franchise, license, severance, stamp, premium, windfall profits, environmental (including taxes under Code Sec. 59A), capital stock, profits, withholding, disability, real property, personal property, registration, customs duties, alternative or add-on minimum, estimated or other tax of any kind whatsoever (whether disputed or not) imposed by an Tax Authority.

         "Tax Authority" means any federal, national, foreign, state, municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body or other authority exercising any taxing or tax regulatory authority.

         "Tax Liabilities" means all liabilities for Taxes and all reasonable costs and expenses related thereto (including, without limitation, reasonable attorneys' and accountants'
fees).

         "Tax Reserve" means the amount of Taxes reflected as a liability in the calculation of the Working Capital of the Company and the Subsidiary as of the Closing Date.

SECTION 14. Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be mailed by first class, registered or certified mail, postage prepaid, or sent via overnight courier service, or delivered personally or sent by facsimile machine:

    If to the Purchaser:  Mr. Robert Price
                          Price Communications Corporation
                          45 Rockefeller Plaza, Suite 3201
                          New York, New York  10020
                          Facsimile:  (212) 397-3755

    with a copy to:       Peter G. Samuels, Esq.
                          Proskauer Rose Goetz & Mendelsohn
                          1585 Broadway
                          New York, New York  10036
                          Facsimile:  (212) 969-2900

    If to the Sellers:    c/o Advent V Capital Company
                          Limited Partnership
                          75 State Street, Suite 2500
                          Boston, Massachusetts  02109
                          Attention:  Mr. Stephen F. Gormley
                          Facsimile:  (617) 345-7201

    and a copy to:        Stephen O. Meredith, Esq.
                          Edwards & Angell
                          101 Federal Street
                          Boston, Massachusetts  02110
                          Facsimile:  (617) 439-4170

or to such other address of which the addressee shall have notified the sender in writing. Notices mailed in accordance with this section shall be deemed given the third day after they are mailed, notices sent by overnight courier service shall be deemed given on the next business day after they are placed in the hands of a representative of such service and notices sent by facsimile machine shall be deemed given when sent if sent between 9 a.m. and 5 p.m. Boston time or the next business day thereafter if sent after 5 p.m. Boston time.

SECTION 15. Third Party Rights. It is the intention of the parties that nothing in this Agreement shall be deemed to create any right with respect to any person not a party to this Agreement and no person other than the parties to this Agreement is, or is intended to be, a third party beneficiary of this Agreement.

SECTION 16. Parties in Interest; Assignment. All covenants and agreements contained in this Agreement by or on behalf of any of the parties to this Agreement shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not. No party to this Agreement may, however, assign its rights or delegate its obligations under this Agreement (whether by operation of law or otherwise) to any other person or entity without the express prior written consent of the Purchaser or the Sellers' Representative, as the case may be, provided that the Purchaser may assign its rights, and delegate its duties, under this Agreement to any person that is wholly-owned and controlled by the Purchaser without the prior written consent of the Sellers' Representative so long as the Purchaser continues to remain liable to the Sellers for the performance of the obligations of the Purchaser hereunder.

SECTION 17. Construction; Governing Law. The section headings contained in this Agreement are inserted as a matter of convenience and shall not affect in any way the construction of the terms of this Agreement. This Agreement shall be governed by and interpreted in accordance with the laws of the District of Columbia, without giving effect to the provisions thereof regarding conflict of law.

SECTION 18. Entire Agreement; Amendment and Waiver. This Agreement, including the Schedules and Exhibits hereto, constitutes and contains the entire agreement between the Sellers and the Purchaser with respect to the transactions contemplated hereby and supersedes any prior oral or written understanding or agreement of the Sellers and the Purchaser with respect to the transactions contemplated hereby. This Agreement may be amended as to any party only with the written consent of such party, except that the Sellers' Representative (for and on behalf of the Sellers) is authorized to amend this Agreement to
(i) extend the time for the performance of any obligations of the Purchaser hereunder to a date not later than one year after the date otherwise required; (ii) waive any inaccuracies of representations and warranties made by the Purchaser; (iii) waive performance of any obligations by the Purchaser (other than any such waiver constituting a reduction of the Purchase Price by more than $2,000,000); and (iv) waive the fulfillment of any condition precedent to the performance by the Sellers of their obligations hereunder (other than any such waiver constituting a reduction of the Purchase Price by more than $2,000,000). Any such amendment or waiver must be in writing and signed by an officer of the party or parties to such amendment or waiver, except that the consummation of the transactions contemplated hereby shall be deemed to constitute a waiver by each party of all misrepresentations, breaches of warranties and covenants and unfulfilled conditions made by or to be performed or satisfied by any other party or parties to the extent the other party or parties have actual knowledge thereof at or prior to the Closing. No such waiver shall be deemed to constitute the waiver of any other breach of the same or of any other term or condition of this Agreement.

SECTION 19. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions.

SECTION 20. Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party but all of which taken together shall constitute one and the same agreement.

SECTION 21. Expenses. Each party to this Agreement shall pay any and all fees and expenses that such party may incur in connection with the negotiation, execution and consummation of the transactions contemplated by this Agreement, including, without limitation, the preparation, filing and prosecution of its portion of the applications and other materials required under Section 5.5.

SECTION 22. Schedules and Exhibits. The Schedules and Exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein by reference in their entirety as if fully set forth in this Agreement.

SECTION 23. Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement (a) may be terminated at any time by the mutual consent of the Sellers and the Purchaser, (b) shall automatically terminate if the Closing shall not have occurred on the first anniversary of the date hereof by reason of the failure of any of the conditions set forth in Sections 6.6, 6.8, 7.5 or 7.7 to be satisfied by such date, (c) may be terminated by Purchaser as provided in the last sentence of Section 6.6 or of any of the conditions set forth in Sections 6.7, 6.10, 6.11 or 6.12 hereof; or (d) may be terminated by either Purchaser or Sellers if there has been a material breach of any representation, warranty, covenant or agreement contained herein or in the Escrow Agreement (collectively, the "Transaction Documents") on the part of the other party which, if not cured, would permit the Purchaser or the Sellers, as the case may be, not to consummate the transactions contemplated hereby under Sections 6 and 7, respectively, and such breach has not been cured in all material respects in the case of defaults under Section 5.4 (FCC Approvals), on the date hereof, in the case of defaults under
Section 5.5 (Hart-Scott Approval), within 10 days of the date such party receives notice of the existence of such default, and in all other cases, at the time the Closing would have taken place in accordance with Section 2.1 but for the existence of such default; (e) may be terminated by the Sellers or the Purchaser upon the earlier of (i) the designation of the FCC License renewal application for hearing, or (ii) 90 days after the timely filing of a comparative application with the FCC by parties unrelated to and unaffiliated with the Sellers or Purchasers which seeks authority to construct and operate a television station on Channel 27 in Harrisburg, Pennsylvania, which application is still pending as of the date of such termination; or (f) may be terminated by Purchaser if any loss, damage or other occurrence prevents broadcast transmissions by the Station for more than ten (10) continuous days, provided that if Purchaser does not terminate this Agreement pursuant to this paragraph (f) within ten days of notice by Sellers (which notice Sellers shall give as soon as practicable after it becomes aware of any loss, damage or other occurrence which is reasonably likely to prevent broadcast transmissions by the Station for more than five continuous days), Sellers shall cause the Company and the Subsidiary promptly to restore transmissions and replace the damaged property in a manner substantially similar to that previously conducted or existing (the "Repairs") and Purchaser shall not be entitled to terminate this Agreement by reason of such failure to broadcast. If the Repairs have not been completed at the time the Closing would otherwise be held, then the Closing shall be deferred until a date within fifteen days after Sellers have notified Purchaser of the completion of the Repairs. If the Repairs have not been completed and the Purchaser is so notified by the Sellers, the Purchaser may terminate this Agreement. If in any event the Closing Date would be after the period permitted by the FCC's Final Order for the transfer of control of the Subsidiary, the Sellers and the Purchaser shall file an appropriate request with the FCC for an extension of time within which to complete the Closing.

SECTION 24. Remedies. The Sellers and the Purchaser acknowledge and agree that, because of the unique nature of the Station and the business operations conducted by the Company and the Subsidiary, the failure of any of the Sellers to perform their obligations under this Agreement, or of Purchaser to perform its obligation under the provisions of Section 11 hereof when and as contemplated hereby would cause the other party hereto to incur damages for which there is no adequate remedy at law; the Sellers and the Purchaser accordingly agree that, in addition to any other remedies available to the Sellers or the Purchaser with respect thereto, any such failure by either party shall be subject to the remedy of specific performance.

SECTION 25. Nature of Obligations. The Sellers' obligations and liability arising under or in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby are several and not joint, and are nonrecourse to the Sellers' respective general and limited partners and stockholders, as the case may be except to the extent any such partner or Stockholder is a Seller hereunder.

SECTION 26.  Dispute Resolution; Judicial Proceedings; WAIVER OF
JURY TRIAL.

    (a) Any controversy, dispute or claim, including, but not limited to, a claim for specific performance, between the Sellers and the Purchaser arising out of or in connection with, or relating to, this Agreement or any of the other Transaction Documents or the breach, termination or validity hereof or thereof, shall be finally settled by arbitration conducted expeditiously in accordance with the Commercial Arbitration Rules (the "AAA Rules") of the American Arbitration Association (the "AAA") in effect at the time of the commencement of the arbitration proceeding by a sole arbitrator appointed by the AAA. The arbitrator shall be an attorney with no less than 15 years experience in the practice of corporate law (preferably, experience in the acquisition and financing of broadcasting stations). Judgment upon the award rendered by the arbitrator may be entered and specifically enforced in any court having jurisdiction thereof. The situs for any such arbitration shall be the District of Columbia. A final award shall be rendered as soon as reasonably possible and in any event within 120 days of the filing with AAA of any Demand for Arbitration. The parties agree that the AAA arbitrator shall have the right to shorten the length of any notice periods or other time periods provided in the AAA Rules and to implement Expedited Procedures under the AAA Rules in order to ensure that the arbitration process is completed within the time frames provided herein. The arbitration award shall be in writing.

         (b)  EACH OF THE PARTIES HEREBY WAIVES THE RIGHT TO
TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT
ON, WITH RESPECT TO OR IN CONNECTION WITH THIS AGREEMENT, ANY OF
THE OTHER TRANSACTION DOCUMENTS AND THE TRANSACTIONS
CONTEMPLATED HEREBY AND THEREBY.

         (c) The provisions of this Section 26 shall survive any termination of this Agreement for any reason.

SECTION 27. Further Assurances. Sellers and the Purchaser shall cooperate and take such actions, execute such other documents, at the Closing or subsequently, as may be reasonably requested by the other in order to carry out the provisions and purposes of this Agreement.

SECTION 28. Noncompetition. (a) In order to induce Purchaser to enter into this Agreement, the Stockholders agree that they shall not:

           (i) for a period of six months from the Closing Date (but in no event extending for a period after December 31, 1994), operate or be interested in (whether as an owner, partner, manager, employer or otherwise), any television station located within a radius of thirty (30) miles from the city limits of Harrisburg, Pennsylvania; provided, however, that ownership of securities of public company not in excess of 5% of any class of such securities by any Seller shall not be considered a breach or violation of this provision; or

          (ii) for a period of twelve months from the date hereof, without Purchaser's prior written consent, employ or otherwise engage, or offer employment or engagement to, any individual who was an employee of the Station on the date of this Agreement and who is not discharged by the Purchaser; or

         (iii) at any time disclose to any person or entity other than Purchaser or its representatives and such Stockholder's affiliates and investors, any financial information or other confidential information concerning the Station (except to governmental authorities if and as required by law).

         (b) The parties acknowledge that any breach of this Section will result in immediate and irreparable injury to the Purchaser for which the Purchaser will not have an adequate remedy at law. Therefore, the Purchaser shall be entitled, if any such breach shall occur or be threatened or attempted, to a decree of specific performance and to a temporary and permanent injunction enjoining such breach, and to seek any and all other remedies to which the Purchaser may be entitled without posting bond or other security.

SECTION 29.  Accounts Receivable.

         (a) The Purchaser shall be entitled to receive from the Sellers on the 185th day following the Closing Date an amount equal to the difference between (i) 95% of the accounts receivable appearing on the Closing Date Balance Sheet (such account receivables being referred to as the "Closing Receivables") less (ii) the amount of the Closing Receivables collected on or before the 180th day following the Closing Date (such 180-day period being referred to as the "Collection Period" and such difference being referred to as the "Receivables Collection Shortfall"). The amount, if any, payable to the Purchaser under this Section shall be disbursed by the Escrow Agent out of the Indemnity Escrow Amount (and if the balance of the Indemnity Escrow Amount is less than the Receivables Collection Shortfall, then, subject to the limitations set forth in Section 10.2(b)(ii), each of the Sellers shall deliver to the Purchaser by wire transfer of immediately available funds a sum equal to its Pro Rata Share of the Receivables Collection Shortfall).

         (b) The Purchaser shall cause the Company and the Subsidiary to use diligent collection efforts consistent with past practices in order to collect the Closing Receivables on or before the 180th day following the Closing Date; provided, however, that in no event shall the Purchaser, the Company or the Subsidiary be required to engage the services of a collection agency or to commence litigation to collect any of the Closing Receivables. All payments of Closing Receivables shall be applied against the oldest outstanding receivable from the payor unless such oldest receivable due from such payor is the subject of a bona fide dispute between it and the Company or the Subsidiary. The Purchaser shall promptly after its discovery thereof, notify the Sellers' Representative of the existence of any such dispute and provide an explanation of such dispute in reasonable detail and any other information which the Sellers' Representative might reasonably request in connection therewith. During the Collection Period, the Purchaser shall not, and shall not permit the Company or the Subsidiary to, compromise, discount or settle any Closing Receivable for an amount less than the full amount thereof as reflected on the Closing Date Balance Sheet without the Sellers' Representative's prior written consent.

         (c) Concurrently with the delivery of the amount, if any, of the Receivables Collection Shortfall to the Purchaser, the Purchaser shall transfer and assign to the Sellers all Closing Receivables not collected prior to the termination of the Collection Period. Following the Collection Period, the Purchaser shall disburse to the Sellers' Representative the proceeds, if any, received by the Purchaser, the Company or the Subsidiary in respect of any Closing Receivables after the Collection Period.

    IN WITNESS WHEREOF, the Sellers and the Purchaser have caused this Securities Purchase Agreement to be executed by their duly authorized representatives as of the day and year first written above.

                            PRICE COMMUNICATIONS CORPORATION


                            By
                              Robert Price, President


                            ADVENT V CAPITAL COMPANY LIMITED
                            PARTNERSHIP, ADVENT ATLANTIC CAPITAL
                            COMPANY LIMITED PARTNERSHIP,
                            CHESTNUT CAPITAL INTERNATIONAL II
                            LIMITED PARTNERSHIP, ADVENT
                            INDUSTRIAL CAPITAL COMPANY LIMITED
                            PARTNERSHIP, TA INVESTORS AND
                            CHESTNUT STREET PARTNERS, INC.


                            By:
                               Stephen F. Gormley,
                               Authorized Signatory

















Securities Purchase Agreement

                            PRUDENTIAL VENTURE PARTNERS


                            By:
                               Title:


                            SMITH BROADCASTING GROUP, INC.


                            By:
                               Robert N. Smith, President


                            THE EQUITABLE LIFE ASSURANCE
                            SOCIETY OF THE UNITED STATES


                            By:
                               Title:


                            MERRILL LYNCH LIFE INSURANCE
                            COMPANY


                            By:
                               Title:














Securities Purchase Agreement

                                                          3/1//94
                                                      16126-99431


                          Schedules to

                  Securities Purchase Agreement

                             between

               Stockholders and Warrant Holders of

                     SMITH ACQUISITION CORP.

                               and

                PRICE COMMUNICATIONS CORPORATION

                  dated as of February 15, 1994






     The following Schedules are incorporated in, and are an integral part of, the Securities Purchase Agreement dated as of February 15, 1994 between the Stockholders and Warrant Holders of Smith Acquisition Corp. and Price Communications Corporation (the "Agreement"). Capitalized terms used herein shall have the meanings ascribed to such terms in the Agreement unless otherwise defined herein. All Schedule headings are inserted for convenience of reference only and shall not be used in the construction or interpretation of the information contained in the Schedules.
The
inclusion of, or reference to, any item on any Schedule herein does not constitute an admission that such item or information is material or satisfies all of the criteria set forth in the Agreement for inclusion in any Schedule. Information disclosed on any Schedule is deemed to be disclosed for all purposes of the Agreement and all other Schedules.

                         SCHEDULE 1.2(b)


                          COMPANY DEBT


1. The Company's indebtedness to The First National Bank of Boston ("FNB") and the Federal Deposit Insurance Corporation ("FDIC"; and together with FNB, the "Banks") under that certain Amended and Restated Loan Agreement dated as of September 30, 1992 among the Company, FNB and RECOLL Management Corporation as attorney-in-fact for the FDIC as the
     receiver of New Bank of New England, N.A., as the assignee of the FDIC, as the receiver of Bank of New England, N.A. (such indebtedness being referred to as the "Bank Debt"). As of December 31, 1993 the outstanding principal amount of the
Bank
     Debt was $16,651,576.

2. The Company's indebtedness to Equitable, Cudd & Co. (as an assignee of Equitable) and Merrill Lynch under that certain Amended and Restated Loan Agreement dated as of September
30,
     1992 (such indebtedness being referred to as "Senior Secured Debt"). As of December 31, 1993, the outstanding principal amount of the Senior Secured Debt was $3,915,913.

3. The Company's indebtedness to Equitable, Cudd & Co. (as an assignee of Equitable) and Merrill Lynch under that certain Amended and Restated Loan Agreement dated as of September
30,
     1992 among the Company, Equitable and Merrill Lynch (such indebtedness being referred to as "Senior Subordinated
Debt").
     As of December 31, 1993, the outstanding principal amount (including capitalized interest) of the Senior Subordinated Debt was $1,474,208.

4. The Company's indebtedness to Equitable, Cudd & Co. (as an assignee of Equitable) and Merrill Lynch under that certain Amended and Restated Subordinated Loan Agreement dated as of September 30, 1992 among the Company, Equitable and Merrill Lynch (such indebtedness being referred to as "Junior Subordinated Debt"). As of December 31, 1993, the
outstanding
     principal amount (including capitalized interest) of the Junior Subordinated Debt was $5,572,625.

                         SCHEDULE 1.2(d)



Smith Acquisition Corp. and WHTM-TV, Inc.

                                                       Year Ended
                                                        12/31/93

Net Income                                              2,228,167

Add:

Interest Expense                                        2,518,879
Depreciation & Amortization                               459,888
Amortization of Goodwill                                  743,460
Management Fee                                            175,000
Other Non-Operating Expense                                     0
Income Taxes                                            1,147,837
File & Program Amortization                             1,704,662
Costs of Selling Company                (A)                     0
Environmental Clean-up                                     25,000
Purcell Compensation in excess of $200,000                 72,400
Employee Retention Bonuses                                      0
Trade & Barter Expense                                    395,062

Less:

Scheduled Film & Program Payments                       1,583,386
Trade & Barter Revenues                                   431,678
Reversal of ASCAP/BMI Accrual                             391,001
Other Non-Operating Expense                                    57
Cumulative Effect of FAS 109 Accounting Change          1,438,066

                                                       __________

1993 Cash Flow                                          5,626,167



(A) 12/31/93 balance sheet includes $53,863 in deferred expenses relating to the sale of the Company. These costs and all others incurred in connection with the sale, including, without limitation, those incurred in connection with the withdrawal of employees from the Employee Benefit Trust described on Schedule 3.17 and the termination of employees from the 401(k) Plan described on Schedule 3.17, will be recognized on the Closing Date.

                          SCHEDULE 3.1


                        CHARTER DOCUMENTS


     Copies of the corporate charter and by-laws for each of the Company and the Subsidiary are attached as follows:

     Restated Certificate of Incorporation of         Annex
3.1(a)
     Smith Acquisition Corp.

     By-Laws of Smith Acquisition Corp.               Annex
3.1(b)

     Articles of Incorporation of WHTM-TV, Inc.       Annex
3.1(c)

     By-Laws of WHTM-TV, Inc.                         Annex
3.1(d)

                         SCHEDULE 3.2(a)


                  CAPITALIZATION OF THE COMPANY


I.  CAPITAL STOCK OF THE COMPANY OUTSTANDING

                                                No. of
    Holder                     Class            Shares

    Smith Broadcasting           C                100
      Group, Inc.
    Advent V Capital             A              2,875.0
     Company Limited
     Partnership
    Advent Atlantic              A                146.5
     Capital Company
     Limited Partnership
    Chestnut Capital             A                340.0
     International II
     Limited Partnership
    Advent Industrial            A                176.0
     Capital Company
     Limited Partnership
    TA Investors                 A                 97.0
    Chestnut Street              A                294.0
     Partners, Inc.
    Prudential Venture           A              1,071.5
     Partners


II. WARRANTS AND OPTIONS TO PURCHASE CAPITAL STOCK OF THE COMPANY

    A.  Warrants

                                                No. of
    Warrant Holder             Class            Shares

    Equitable                    B              4,550
    Merrill Lynch                B                450


    B.  Options

         The TA Group has the option, pursuant to the Securityholders Agreement, to acquire from the Company such number of shares of authorized but unissued Class C Stock which, after giving effect to the issuance of such shares, shall represent 50% of all of the issued and outstanding
Class
    C Stock then issued and outstanding. Such option shall be terminated and of no further force or effect upon the occurrence of the Closing.


III. LIENS

    1. The Banks, Equitable and Merrill Lynch hold security interests in the issued and outstanding capital stock of the Company pursuant to the Investor Pledge Agreement dated as of September 30, 1992 among the Stockholders, the Banks, Equitable and
Merrill Lynch. A copy of such Investor Pledge Agreement has previously been delivered to the Purchaser's representatives.

                         SCHEDULE 3.2(b)


                CAPITALIZATION OF THE SUBSIDIARY


    There are 10 shares of the Subsidiary's common stock, no par value, issued and outstanding, which shares represent 100% of the Subsidiary's issued and outstanding capital stock. All of
    such shares are held legally and beneficially by the Company.

    The Banks, Equitable and Merrill Lynch hold security interests in the issued and outstanding common stock of the Subsidiary pursuant to a certain Subsidiary Pledge Agreement dated as of June 19, 1986.

                          SCHEDULE 3.3


                      FINANCIAL STATEMENTS




         The Purchaser has been furnished with copies of the following financial statements:

         1.   Audited Consolidated Financial Statements
              Years ended December 31, 1992 and 1991

         2.   Audited Consolidated Financial Statements
              Years ended December 31, 1991 and 1990

         3.   Monthly Financial Statements - May 31, 1993

         4.   Monthly Financial Statements - August 31, 1993

         5.   Monthly Financial Statements
              December 31, 1993

         6.   Monthly Financial Statements
              December 31, 1992

         7.   Monthly Financial Statements
              December 31, 1991

    The monthly Financial Statements prepared by the Company or the
    Subsidiary referenced above and hereafter provided in accordance with the Agreement were and will be prepared in accordance with generally accepted accounting principles except
    that they do not and will not include notes to financial statements or statements of cash flows and do not provide for normal year-end audit adjustments.

                          SCHEDULE 3.5


                        SUBSEQUENT EVENTS




    1. The employees listed on Annex 3.5(iv) hereto currently have base salaries in excess of $50,000 per year and received salary increases after December 31, 1993.

    2. Robert N. Smith is paid as a consultant a salary of $91,000 per year. The rights and obligations of the Company and the Subsidiary are to be terminated as of the Closing.

    3.   David A. Fitz is paid as a consultant a salary of
$84,000
    per year. The rights and obligations of the Company and the Subsidiary are to be terminated as of the Closing.

    4. The Subsidiary has agreed to sell to John Purcell his Subsidiary-provided automobile and to David A. Fitz his Subsidiary-provided personal computer equipment, in each case subject to all outstanding obligations, if any, relating thereto as of the Closing Date, including, without limitation,
    obligations arising under any lease, purchase, maintenance, repair or insurance agreement relating to such automobile or computer equipment.

                          SCHEDULE 3.6


                           TAX MATTERS


A.  Adverse Tax Elections

    None.

B.  Notice of Possible Taxation

    By letter dated October 23, 1992, the Pennsylvania Department of Revenue notified the Company that it may be doing business in Pennsylvania such that would require it to meet additional state tax obligations. The Company provided the Department of Revenue with documentation evidencing its withdrawal from Pennsylvania and payment of all taxes and charges owed to Pennsylvania. No further communication has been made to or received by the Department of Revenue. Copies of the above-described correspondence and related correspondence is attached as Annex 3.6 hereto.

                          SCHEDULE 3.8


                           LITIGATION



1.              Robert B. Grover v. WHTM-TV, Inc.
                  Civil Action No. 3437 S 1992
                  In the Court of Common Pleas
                  Dauphin County, Pennsylvania

    This claim, filed on August 24, 1992, involves the termination of employee Robert Grover on June 29, 1992. The plaintiff alleges that he was terminated without cause and is entitled to
    severance pay of $7,793.50. The claim was submitted to arbitration and on May 6, 1993 Mr. Grover received an arbitration award of $7,5240, together with costs and interest
    from June 29, 1992. WHTM continues to consider Mr. Grover's claim to be without merit and has appealed the arbitration award.

                          SCHEDULE 3.10


                        REQUIRED CONSENTS



    Consents Required

*   1.   Primary Television Affiliation Agreement dated January
24,
         1991 with Capital Cities/ABC, Inc.

    2.   Agreement dated July 12, 1993 with Twentieth Television
         (Bertice Berry)

    3.   Agreement dated December 30, 1992 with Turner Program
         Services, Inc. (CNN Headline News, CNN Newssource)

    4.   Agreement dated May 12, 1993 with Group W Productions,
         Inc. (Martha Stewart Living)

    5.   Agreement dated March 23, 1993 with Viacom Enterprises
         (Nick News)

*   6.   Agreement dated June 4, 1991 with Viacom Enterprises
         (Roseanne)

    7.   Agreement dated May 5, 1993 with WUPI (What's Up
Network)

*   8.   Syndication License Agreement dated October 29, 1990
with
         Warner Bros. Television Distribution, Inc. (Murphy
Brown)

    9.   Program License Agreement with Cannell Distribution
         Company, dated April 23, 1993 ("Renegade").

    10.  Station Agreement with Horizon Media Inc., dated March
28,
         1990, regarding sale of broadcast advertising time.

    11.  License Agreement for Television Motion Picture
Exhibition
         with KingWorld, dated January 7, 1994 ("American
Journal,
         Vol. I").

    12.  Turner Program Services Inc. :  CNN Television
Syndication
         Agreement, dated November 4, 1993.

    See also Schedule 3.14 - Contracts. Notwithstanding anything in the Securities Purchase Agreement to the contrary, the obtaining of consents of third parties to agreements (excluding those agreements designated above with an asterisk (*)) shall not be a condition precedent to either the Purchaser's or Sellers' obligations to close. However, the Sellers shall use all commercially reaonsable efforts (without the expenditure of undue time or effort, significant costs or making payments to such third parties) to obtain the consents specified in items 1-12 above.

                          SCHEDULE 3.11

                          REAL PROPERTY

1.  Real Property Owned by the Company:

         None.

2.  Real Property Owned by the Subsidiary:

         See Annex 3.11.  The Property in Dauphin County,
         Pennsylvania described on Annex 3.11 is also known as
3235
         Hoffman Street, Harrisburg, Pennsylvania.

3.  Real Property Leased by the Company:

         None.

4.  Real Property Leased by the Subsidiary:

          Lessor                              Description

    a. Certon Corporation                    land for satellite
                                             dishes

    b. Commonwealth of PA                    transmitter site


    c. Commonwealth of PA                    space and desk at
                                             capital (oral lease)

          Lessee

    d. Eastern Microwave Inc.                transmitter site

    e. Metrocall of Delaware                 transmitter site
        Inc.

    f. Quaker Broadcasting -                 transmitter tower
        KOOL                                 and building space

5.  Other Interests in Real Property:

    a. Deed and Agreement of                 Easement for
       Easement between                      location of guys
       Brian Danzis and the                  and anchors
       Subsidiary

    b. Easement and Use Agreement            Easement for
       between June Broadcasting,            location of guys and
       Inc. and the Subsidiary               and anchors

6.  Liens, Encumbrances and Restrictions

    a.  See Schedule 3.12(b) - Liens

    b.  See Annex 3.11

                           Annex 3.11


    The Subsidiary owns the real property described in the following Indentures:

    a. Indenture dated as of October 31, 1980 between The Times Mirror Company (as grantor) and WHTM-TV, Inc. (as grantee)
         filed with the Dauphin County, Pennsylvania Recorders Office on November 25, 1980 in Book 174 beginning at
Page
         119, a copy of which, together with a copy of a title insurance policy relating thereto, is attached as Annex 3.11(a) hereto.

    b. Indenture dated as of October 31, 1980 between The Times Mirror Company (as grantor) and WHTM-TV, Inc. (as grantee)
         filed with the Cumberland County, Pennsylvania Recorders Office on November 25, 1980 in Book F 29 beginning at
Page
         373, a copy of which, together with a copy of a title policy and survey relating thereto, is attached as Annex 3.11(b) hereto.

                        SCHEDULE 3.12(b)


                              LIENS



1. The Banks and the holders of Senior Subordinated Indebtedness have been granted a security interest in and lien upon substantially all of the Subsidiary's assets and on the issued
    and outstanding capital stock of the Subsidiary, as collateral security for the payment and satisfaction of the Bank Debt and the Senior Subordinated Debt. The holders of the Junior Subordinated Debt have been granted a security interest in
and
    lien upon the issued and outstanding capital stock of the Subsidiary as collateral security for the payment and satisfaction of the Junior Subordinated Debt, which security interest and lien is second in right to the security interest and lien held by the Banks and the holders of the Senior Subordinated Debt.

2. The Subsidiary's assets are subject to liens arising in the ordinary course of business by operation of law, such as warehousemen's liens, mechanics liens and the like.

3. Annex 3.12(b) sets forth the financing statements (including notice filings) on record against the Company and the Subsidiary.

4. The Banks, Equitable and Merrill Lynch hold a security interest in the issued and outstanding capital stock of the Company pursuant to an Investor Pledge Agreement dated as of
September
    30, 1992 among the Banks, Equitable, Merrill Lynch and the
    Stockholders.

                          ANNEX 3.12(b)

                              LIENS


                     DEBTOR:  WHTM-TV, Inc.
                              3235 Hoffman Street
                              Harrisburg, PA  17110


SECURED PARTY        FILING OFFICE          FILING DATE   FILE
                                                          NUMBER

The First National   Secretary of State,    06/19/86
14361639
Bank of Boston       Pennsylvania
                     Continuation Filed:    5/13/91
19681545

Merridian Leasing    Secretary of State,    8/8/90
18800361
Inc.                 Pennsylvania

Keystone Financial   Secretary of State,    8/8/90
18800361
Leasing Corp.        Pennsylvania

Susquebanc Lease Co. Dauphin County,        2/22/90       386
                     PA Prothonotary

Merridian Leasing    Dauphin County,        8/8/90        1801
Inc.                 PA Prothonotary

Keystone Financial   Dauphin County,        11/2/90       2402
Leasing Corp.        PA Prothonotary

The First National   Dauphin County,        06/19/86      1253
Bank of Boston       PA Prothonotary
                     Continuation Filed:    5/14/91       1001

                     DEBTOR:  Smith Acquisition Corp.
                              c/o Smith Broadcasting Group, Inc.
                              3839 Fourth Street, N. - Suite 420
                              St. Petersburg, FL  33703

The First National   Secretary of State,    6/18/86       74541A
Bank of Boston       Michigan
                     Continuation Filed:    5/13/91       C478531
                     Amendment Filed:       10/2/92       24103B

The First National   Secretary of State     6/19/86
14361636
Bank of Boston       Pennsylvania
                     Continuation Filed:    5/13/91
19681546
                     Amendment Filed:       10/2/92
21241470

The First National   Dauphin County,        6/19/86       1254
Bank of Boston       PA Prothonotary
                     Continuation Filed:    5/14/91       1000
                     Amendment Filed:       10/2/92       1000

                          SCHEDULE 3.13


                    ENVIRONMENTAL COMPLIANCE


    The Phase I Environmental Site Assessment Final Report dated
November 8, 1993 prepared by Environmental Strategies Corporation was delivered to the Purchaser on January 28, 1994.

                        SCHEDULE 3.13(c)


    None.

                          SCHEDULE 3.14


                            CONTRACTS


1.  Leases -- Annex 3.14(a)

2.  Operating Contracts -- Annex 3.14(b)

3.  Syndicated Film and Programming Contracts -- Annex 3.14(c)

4.  Employment Contracts -- Annex 3.14(d)

5.  Capitalization Agreements -- Annex 3.14(e)

6.  See Schedule 3.17 - Employee Benefits

7.  See Schedule 3.15 - Insurance

8.  See Schedule 3.19 - Bank Accounts


    In certain instances complete and legible copies of each contract may not have been provided to the Purchaser by reason of the fact that the Company is unable to locate such a copy. The Sellers represent and warrant that, to the extent any such contract is incomplete or illegible, such missing or illegible provisions are consistent with provisions generally found in contracts of similar type and do not and will not have a material adverse effect upon the Company or the Subsidiary.

    Except as provided in Section 5.1(d) of the Securities
Purchase
Agreement, any of the contracts disclosed herein which expires prior to the Closing Date may be renewed or extended by the Company or the Subsidiary in the ordinary course of business consistent with past practices upon terms substantially similar in all material respects to those applicable under the existing contract.

                          ANNEX 3.14(a)


A.  Leases Where Subsidiary Is Lessor

    1.   Amendment to Microwave Lease Agreement, dated October
12,
         1990 with Eastern Microwave, Inc.

    2.   Lease Agreement dated April 1, 1987 with Metrocall of
         Delaware, Inc.

    3.   Lessor's Consent, Waiver of Lien and Agreement dated
         August 23, 1987 with Quaker Broadcasting, Inc.

B.  Leases Where Subsidiary Is Lessee

    1.   Lease Agreement dated March 5, 1986 with Certon Corp.

    2.   License for Right-of-Way (State Forests) dated June 20,
         1983 with the Commonwealth of Pennsylvania

    3. Oral lease agreement for desk and space at capitol with Commonwealth of Pennsylvania.

                          ANNEX 3.14(b)

                       OPERATING CONTRACTS


    1.   Primary Television Affiliation Agreement dated January
24,
         1991 with Capital Cities/ABC, Inc.

    2.   Nielsen Station Index Service Agreement dated November
12,
         1991 with A.C. Nielsen Company

    3.   License to Receive and Use Broadcast Advertisers Reports
         (BAR) Commercial Activity Data dated December 10, 1991 with Arbitron Ratings Company

    4.   Customer Service Protection Plan Addendum dated April
27,
         1992 with AT&T

    5.   AP Membership Agreement for Television dated July 30,
1993
         with The Associated Press

    6.   Letter Agreement dated April 26, 1993 with John Blair &
         Company, Inc.

    7.   Local Television Blanket License dated September 10,
1986
         with Broadcast Music, Inc., together with extension dated
         August 20, 1993.

    8. The Subsidiary is a party to ASCAP's standard form of license agreement generally applicable to television stations but is unable to locate a copy thereof.

    9. SESAC Broadcasting Performance License for TV Stations dated October 10, 1985 with SESAC Inc.

   10.   Commercial Property Service Agreement dated September 8,
         1992 with Chemlawn Commercial Services

   11.   Software-Hardware Maintenance Agreement dated June 16,
         1993 with Dynatech Color Graphics

   12.   License Agreement dated as of December 16, 1991 with
         Columbine Systems, Inc.

   13. Agreement for Stenographic/Closed-Captioning Service dated
         June 29, 1992 with Ann Marie Sweeney

   14. Agreement for Stenographic/Closed-Captioning Service dated
         June 30, 1992 with Deborah Turnbaugh

   15. Agreement for Stenographic/Closed Captioning Service dated
         June 29, 1992 with Emily Clark

   16.   Agreement dated April 28, 1993 with Frank N. Magid
         Associates, Inc.

   17. Storage and Service Agreement dated January 23, 1992 with
         Keystone Records Management Company

   18.   Pole Attachment Permit dated February 24, 1981 with
         Pennsylvania Power & Light Company

   19.   Consultation Agreement dated December 16, 1992 with Noll
         & Associates

   20.   Subscription Agreement with SportsTicker

   21.   Service Agreement dated February 28, 1991 with Waste
         Management of PA - Elizabethtown

   22.   Agreement of Ownership dated April 24, 1990 with WSI
         Corporation

   23. TMS Postage Meter Rental Agreement dated July 13, 1990 with IMS Inc.

   24.   Equipment Lease Agreement and Release Letter dated May
5,
         1992 with Citicorp Industrial Credit

   25.   [intentionally omitted]

   26.   [intentionally omitted]

   27.   Equipment Lease dated November 3, 1993 with Keystone
         Financial Leasing regarding copier equipment

   28.   Lease Agreement dated July 23, 1990 with Meridian
Leasing
         Inc.

   29.   Xerox Order Agreement dated January 23, 1992 with Xerox
         Corporation

   30.   Agreement dated January 27, 1987 regarding the
         Subsidiary's assumption of the Company's liability with respect to Company Debt

   31.   Agreement For Environmental Services dated December 16,
         1993 with Environmental Strategies Corporation
   32. Oral Agreement (temporary) with Century Communications for cable carriage of Station's signal

   33. Oral Agreement with Nittany Media for cable carriage of Station's signal

   34. Oral Agreement with Millersburg Cable for cable carriage of Station's signal

   35.   End User Information Notice and related Columbine
         Maintenance Agreement Authorization Form and Supplement with IBM executed by the Subsidiary on November 3, 1992

   36.   Data Products Maintenance Agreement dated September 25,
         1989, together with related assignment to Memorex Telex
         Corporation

   37. Term Lease Master Agreement with IBM Credit Corporation dated December 13, 1991

   38.   Dauphin Deposit Bank and Trust Company Closed-End Motor
         Vehicle Lease Agreement and Disclosure Statement dated
         December 21, 1993

   39.   Electronic Fund Transfer Agreement with Dauphin Deposit
         Bank and Trust Company dated December 22, 1992

   40.   Snow removal contract with Dave Shewmon

   41.   Lease Agreement with Royer Buick, Inc. dated August 1,
         1991

   42.   Letter Agreement with American Broadcasting Companies,
         Inc. dated April 2, 1992 regarding "ABC NewsOne"

                          Annex 3.14(c)

              Syndicated and Film Program Contracts


    1.   Bertice Berry -- Agreement dated July 12, 1993 with
         Twentieth Television

    2.   CNN Headline News, CNN Newssource -- Agreement dated
         December 2, 1993 with Turner Program Services, Inc.

    3. Columbia Features 10 -- Agreement dated March 3, 1986 with
         Columbia Pictures Television

    4.   Donahue -- Agreement dated August 10, 1992 with
Multimedia
         Entertainment, Inc.

    5.   Evening Shade -- Agreement dated February 2, 1993 with
MTM
         Television Distribution Group, Ltd.

    6.   Family Feud -- Agreement dated April 5, 1993 with The
New
         Family Company

    7. Friends of the Family -- Agreement dated June 19, 1993 with Gillett Teleproductions, Inc.

    8.   George Michael Sports III -- Agreement dated July 14,
1993
         with ITC Distribution, Inc.

    9. Hanna-Barbera Specials -- Agreement dated July 30, 1993 with Turner Program Services, Inc.

   10.   Jerry Springer -- Agreement dated August 9, 1993 with
         Multimedia Entertainment, Inc.

   11.   Leadership -- Agreement dated June 19, 1992 with Cecil
         Productions

   12. Married With Children -- Agreement dated August 23, 1990 with Columbia Pictures Television, Inc.

   13. Martha Stewart Living -- Agreement dated May 12, 1993 with
         Group W Productions, Inc.

   14. The Maury Povich Show -- Agreement dated March 11, 1993 with Paramount Pictures Corporation

   15.   Motorweek -- Agreement dated August 6, 1993 with ITC
         Distribution, Inc.

   16.   Mr. Food -- Agreement dated May 19, 1993 with King World

   17.   Murphy Brown -- Agreement dated October 29, 1990 with
         Warner Bros. Television Distribution, Inc.

   18.   National Geographic -- Agreement dated September 16,
1987
         with Genesis

   19.   News 101 -- Agreement dated August 18, 1992 with MCM
         Communications, Inc.

   20.   Nick News -- Agreement dated March 23, 1993 with Viacom
         Enterprises

   21. Portfolio Special Ed II -- Agreement dated May 11, 1987 with Paramount Television Domestic Distribution, Inc.

   22.   Paramount Portfolio XI -- Agreement dated January 1,
1987
         with Paramount Television Domestic Distribution, Inc.

   23.   Prime Suspect -- Agreement dated April 12, 1993 with
         Rysher TPE. Terms and conditions are not in the possession of the Company.

   24. Real News for Kids -- Agreement dated August 27, 1993 with
         Turner Program Services

   25.   Roseanne -- Agreement dated June 4, 1991 with Viacom
         Enterprises

   26.   Rush Limbaugh -- Agreement dated February 9, 1993 with
         Multimedia Entertainment, Inc.

   27. Sally Jessy Raphael -- Agreement dated August 10, 1992 with Multimedia Entertainment, Inc.

   28. Today's Breakthroughs -- Agreement dated March 29, 1993 with Ivanhoe Communications, Inc.

   29.   Warner vol. 21 -- Agreement dated April 13, 1993 with
         Warner Bros. Domestic Television Distribution

   30.   What's Up Network -- Agreement dated May 5, 1993 with
WUPI

   31.   Renegade -- Agreement dated April 23, 1993 with Cannell
         Distribution Company.

   32.   American Journal, Volume I -- License Agreement for
         Television Motion Picture Exhibition dated January 7,
1994
         with King World Productions, Inc.

   33.   Judge & Jury -- Agreement with Buena Vista Television,
         Inc. dated January 13, 1994

   34.   Live -- Agreement with Buena Vista Television, Inc.
dated
         January 13, 1994 with respect to 1994-1995 season

   35.   Live -- Agreement with Buena Vista Television, Inc.
dated
         January 13, 1994 with respect to 1995-1996 season

   36.   The Maury Povich Show -- Interim Agreement dated
February
         3, 1994, with Attached addendum, with Paramount Pictures

   37. Entertainment News Television -- Domestic field order dated August 16, 1993, with attached Addendum, with
Warner
         Brothers domestic television distribution

   38.   Tristar Showcase IV -- Movies Offer dated November 1,
1993
         with Columbia Pictures Television Distribution

   39.   Embassy II -- Movies Offer dated November 1, 1993 with
         Columbia Pictures Television Distribution

   40.   Embassy III -- Movies Offer dated November 1, 1993 with
         Columbia Pictures Television Distribution

                          ANNEX 3.14(e)

                   CAPITALIZATION AGREEMENTS*

 1. Amended and Restated Loan Agreement dated as of September 30, 1992 among the Company, The First National Bank of Boston and the Federal Deposit Insurance Corporation ("FDIC"), receiver of
    New Bank of New England N.A., assignee of the FDIC, receiver of
    Bank of New England, N.A., by its attorney-in-fact, RECOLL Management Corporation, together with the various security
and
    other documents contemplated thereby.

 2. Amended and Restated Loan Agreement dated as of September 30,
    1992 among the Company, Equitable and Merrill Lynch, together with the security and other documents contemplated thereby.

 3. Amended and Restated Subordinated Loan Agreement, dated as of
    September 30, 1992 among the Company, Equitable and Merrill
    Lynch, together with the security and other documents contemplated thereby.

 4. Securityholder's Agreement dated as of September 30, 1992 among the Company, the Subsidiary and each of the Sellers.

 5. Disposition Bonus Agreement dated September 30, 1992 among the
    Company, the Subsidiary, John Purcell, Robert N. Smith, David
    A. Fitz and William S. Reyner, Jr.

 6. Management Agreement dated as of September 30, 1992 between the
    Subsidiary and Robert N. Smith.

 7. Management Agreement dated September 30, 1992 between the
    Subsidiary and David A. Fitz.

 8. Employment Agreement dated as of September 30, 1992 among the
    Company, the Subsidiary and John Purcell.

 9. Agreements and instruments contained in a two-volume set of bound documents entitled "Smith Acquisition Corp. and WSTM, L.P. Restructuring September 30, 1992" and containing 50 tabbed
    documents. Copies of such documents have been provided to the
    Purchaser.

10. Subsidiary Pledge Agreement dated as of June 19, 1986 with the
    Banks, Equitable, and Merrill Lynch


    * The Obligations arising under the contracts referenced on this Annex 3.14(e) shall be satisfied on or prior to the Closing and such contracts shall be of no further force or effect from and after the Closing.
                          SCHEDULE 3.15


                            INSURANCE


    See Annex 3.15 attached hereto for a description of insurance policies maintained by the Company and the Subsidiary. Coverage of the Company and the Subsidiary under such policies will terminate as of the Closing.

                          SCHEDULE 3.16


                          FCC LICENSES



WHTM-TV                           Main Broadcast License
(BLCT-457; BRCT-890321KE)         Harrisburg, PA

Auxiliaries:

KGL-26                            TV STL

WGV-762                           Intercity Relay

KS-2054                           TV Pickup

KA-52358                          TV Pickup

KB-55672                          TV Pickup

BLP-00724                         LP (Wireless microphone)
BLP-00725                         LP (Wireless microphone)
BLP-00833                         LP

Earth Station:

E-865001                          Expires: 12/19/96
Receive-Only                      Harrisburg, PA

Business Radio:

WYM-352                           Expires: 7/22/96
                                  Harrisburg, PA


N.B. The main broadcast license and all auxiliary licenses expire on August 1, 1994; a renewal application for all such
      licenses must be filed on or before April 1, 1994.

                          SCHEDULE 3.17


                      COMPANY BENEFIT PLANS


A. The Company and Subsidiary participate in the following Plans maintained and/or sponsored by Smith Broadcasting Group, Inc.:

1.    Smith Broadcasting Group & Affiliates
      Employee Benefit Trust

      Covering the following:

      .  Life Insurance
      .  Accidental Death, Dismemberment & Loss
         of Sight Insurance
      .  Hospital Benefits
      .  Medical Benefits
      .  Dental Care Benefits
      .  Prescription Drug Benefits
      .  Flexible Benefits Account

      Determination letter sought, received and valid on tax exempt status of Trust.

2.    Smith Broadcasting Group & Affiliates
      401(k) Plan *,***, ****

3.    Smith Broadcasting Group & Affiliates
      Long and Short-term Disability Plan *,**

4.    Smith Broadcasting Group & Affiliates
      Travel-Accident Insurance Plan *,**

        *  No determination letter sought on any of these plans.

       **  Completely funded by purchase of insurance contracts.

      *** Protype plan of Dun & Bradstreet. Dun & Bradstreet has received favorable determination letter on protype plan, therefore Smith Broadcasting Group has
              not requested separate determination letter.

      **** The matching contribution component of the 401(k) Plan is presently 25% of the first 4% of salary.
An
              additional discretionary matching contribution is also possible. The Company made such a discretionary contribution of approximately $25,000 in 1993.


The Subsidiary will owe the following for each employee and separate dependent unit withdrawn from the Health Plan, which will be satisfied on or before the Closing:

         Employee              $352.39

         Dep. Coverage
         Additional Amt        $616.71

B. The Subsidiary will owe certain transaction fees on the termination of employees from the 401K Plan, which will be satisfied on or before the Closing.

C. WHTM-TV Employee Handbook attached hereto as Annex 3.17 is incorporated by reference into this Schedule.

                          SCHEDULE 3.19


                          BANK ACCOUNTS



    Account Name             Bank                Account Number

A.  WHTM-TV, Inc.(1)         Dauphin Deposit     88007529
                             Bank & Trust Co.

B.  WHTM-TV, Inc.(2)         Dauphin Deposit     00-10-07-7103
    Lock Box                 Bank & Trust Co.

C.  WHTM-TV, Inc.(1)         First National      531-69228
                             Bank of Boston

D.  WHTM-TV, Inc.(1)         Dauphin Deposit     28824555
    Payroll                  Bank & Trust

________________________

    (1) The authorized signatories for such account are Robert Smith, John Purcell, David Fitz, William S. Reyner, Jr., Joseph M.
Fry and Paul O'Dell. Two signatures are required on all checks and all checks drawn in an amount of more than $25,000 must be signed by any two of Messrs. Smith, Purcell, Fitz and Reyner.

    (2) Agreement with Dauphin Deposit and First National Bank of
Boston for automatic transfer of deposit to First National Bank of
Boston; to be terminated on or before the Closing.


                       SAFE DEPOSIT BOXES


                              None.


                          CREDIT CARDS


                 See Annex 3.19 attached hereto.

              All credit cards listed in Annex 3.19
              will be surrendered or terminated on
                    or prior to the Closing.

                          SCHEDULE 3.21


                     DIRECTORS AND OFFICERS


Smith Acquisition Corp.:

Robert N. Smith              President, Treasurer, Director

David A. Fitz                Vice President, Assistant
                             Secretary, Director

John Purcell                 Vice President


WHTM-TV, Inc.:

Robert N. Smith              President, Treasurer, Director

David A. Fitz                Vice President, Assistant
                             Secretary, Director

John Purcell                 Vice President, Director

                           Exhibit 6.5
                               to
                  Securities Purchase Agreement
                  dated as of February 15, 1994
          between the Stockholders and Warrant Holders
                               of
                     Smith Acquisition Corp.
                               and
                Price Communications Corporation


                       Closing Certificate


    Pursuant to the Securities Purchase Agreement dated as of February 15, 1994 (the "Agreement") by and among The Equitable Life
Assurance Society of the United States, Merrill Lynch Life Insurance Company, Smith Broadcasting Group, Inc., Advent V Capital
Company Limited Partnership, Advent Atlantic Capital Company Limited Partnership, Chestnut Capital International II Limited Partnership, Advent Industrial Capital Company Limited Partnership,
TA Investors, Chestnut Street Partners, Inc. and Prudential
Venture
Partners (collectively, the "Sellers" and each individually a "Seller") and Price Communications Corporation, a New York corporation, the undersigned hereby certifies as follows:

           1. The Sellers' representations and warranties contained in the Agreement are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof; and

           2. The Sellers have performed and observed in all material respects their covenants and obligations set forth in the
Agreement to be performed and observed on or before the date hereof.